                                                                     Exhibit 10H

                                                               EXECUTION VERSION



                          CREDIT AGREEMENT (MULTI-YEAR)

                          Dated as of October 25, 2001

                                      among

                                   AVNET, INC.
                          and Certain Other Borrowers,
                                as the Borrowers,


                             BANK OF AMERICA, N.A.,
as Administrative Agent, Documentation Agent, Letter of Credit Issuer and Swing
                                  Line Lender,


                           CREDIT SUISSE FIRST BOSTON,

                           FIRST UNION NATIONAL BANK,

                          THE BANK OF NOVA SCOTIA, and

                               ABN AMRO BANK N.V.,

                          as Joint Syndication Agents,


                       The Other Lenders Party Hereto, and


                       BANC OF AMERICA SECURITIES LLC, and

                           CREDIT SUISSE FIRST BOSTON

                 as Joint Lead Arrangers and Joint Book Managers

                                TABLE OF CONTENTS

       Section                                                                                 Page
       -------                                                                                 ----
Article I. DEFINITIONS AND ACCOUNTING TERMS.................................................      1
         1.01     Defined Terms.............................................................      1
         1.02     Other Interpretive Provisions.............................................     22
         1.03     Accounting Terms..........................................................     22
         1.04     Rounding..................................................................     23
         1.05     References to Agreements and Laws.........................................     23
         1.06     Exchange Rates; Currency Equivalents......................................     23
         1.07     Additional Alternative Currencies.........................................     23
         1.08     Redenomination of Certain Alternative Currencies..........................     24

Article II. THE COMMITMENTS AND CREDIT EXTENSIONS...........................................     24
         2.01     Committed Loans...........................................................     24
         2.02     Borrowings, Conversions and Continuations of Committed Loans..............     25
         2.03     Swing Line Loans..........................................................     27
         2.04     Letters of Credit.........................................................     29
         2.05     Prepayments...............................................................     36
         2.06     Reduction or Termination of Commitments...................................     37
         2.07     Repayment of Loans........................................................     37
         2.08     Interest..................................................................     37
         2.09     Fees......................................................................     38
         2.10     Computation of Interest and Fees..........................................     40
         2.11     Evidence of Debt..........................................................     41
         2.12     Payments Generally........................................................     41
         2.13     Sharing of Payments.......................................................     43
         2.14     Increase in Commitments...................................................     44

Article III. TAXES, YIELD PROTECTION AND ILLEGALITY.........................................     45
         3.01     Taxes.....................................................................     45
         3.02     Illegality................................................................     46
         3.03     Inability to Determine Rates..............................................     46
         3.04     Increased Cost and Reduced Return; Capital Adequacy.......................     47
         3.05     Funding Losses............................................................     47
         3.06     Matters Applicable to all Requests for Compensation.......................     48
         3.07     Survival..................................................................     48

Article IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.......................................     48
         4.01     Conditions of Initial Credit Extension....................................     48
         4.02     Conditions to all Credit Extensions.......................................     50

Article V. REPRESENTATIONS AND WARRANTIES...................................................     50
         5.01     Corporate Existence and Power.............................................     50
         5.02     Corporate and Governmental Authorization; No Contravention................     50

         5.03     Binding Effect............................................................     51
         5.04     Financial Information.....................................................     51
         5.05     Litigation................................................................     51
         5.06     Compliance with ERISA, Taxes..............................................     51
         5.07     Environmental Matters.....................................................     52
         5.08     Disclosure................................................................     53
         5.09     Subsidiaries..............................................................     54
         5.10     Not an Investment Company.................................................     54
         5.11     Margin Stock..............................................................     54
         5.12     Compliance With Laws......................................................     54
         5.13     No Material Adverse Change................................................     54
         5.14     Absence of Liens and Encumbrances.........................................     54
         5.15     Debt......................................................................     54
         5.16     Contingent Liabilities....................................................     54
         5.17     Investments...............................................................     54

Article VI. COVENANTS.......................................................................     55
         6.01     Information...............................................................     55
         6.02     Payment of Obligations....................................................     57
         6.03     Maintenance of Property; Insurance........................................     57
         6.04     Conduct of Business and Maintenance of Existence..........................     58
         6.05     Compliance with Laws......................................................     58
         6.06     Inspection of Property, Books and Records.................................     58
         6.07     Negative Pledge...........................................................     59
         6.08     Consolidations, Mergers and Sales of Assets...............................     60
         6.09     Use of Proceeds...........................................................     60
         6.10     Organizational Documents..................................................     60
         6.11     Financial Covenants.......................................................     60
         6.12     Limitations on Funded Debt................................................     61
         6.13     Pari Passu................................................................     61
         6.14     Investments...............................................................     61
         6.15     Capital Expenditures......................................................     63

Article VII. EVENTS OF DEFAULT..............................................................     63
         7.01     Events of Default.........................................................     63
         7.02     Remedies Upon Event of Default............................................     66

Article VIII. ADMINISTRATIVE AGENT..........................................................     66
         8.01     Appointment and Authorization of Administrative Agent.....................     66
         8.02     Delegation of Duties......................................................     67
         8.03     Liability of Administrative Agent.........................................     67
         8.04     Reliance by Administrative Agent..........................................     67
         8.05     Notice of Default.........................................................     68
         8.06     Credit Decision; Disclosure of Information by Administrative Agent........     68
         8.07     Indemnification of Administrative Agent...................................     69
         8.08     Administrative Agent in its Individual Capacity...........................     69
         8.09     Successor Administrative Agent............................................     70

         8.10     Other Agents; Lead Managers...............................................     70

Article IX. MISCELLANEOUS...................................................................     70
         9.01     Amendments, Etc...........................................................     70
         9.02     Notices and Other Communications; Facsimile Copies........................     72
         9.03     No Waiver; Cumulative Remedies............................................     73
         9.04     Attorney Costs, Expenses and Taxes........................................     73
         9.05     Indemnification by Avnet..................................................     73
         9.06     Payments Set Aside........................................................     74
         9.07     Successors and Assigns....................................................     74
         9.08     Confidentiality...........................................................     77
         9.09     Collateral................................................................     78
         9.10     Addition of Designated Borrowers..........................................     78
         9.11     Set-off...................................................................     79
         9.12     Interest Rate Limitation..................................................     79
         9.13     Counterparts..............................................................     79
         9.14     Integration...............................................................     79
         9.15     Survival of Representations and Warranties................................     80
         9.16     Severability..............................................................     80
         9.17     Tax Forms.................................................................     80
         9.18     Removal and Replacement of Lenders........................................     81
         9.19     Governing Law.............................................................     82
         9.20     Waiver of Right to Trial by Jury..........................................     82
         9.21     Judgment Currency.........................................................     83

SIGNATURES        S-1

SCHEDULES

  1.01(m)       Mandatory Cost Rate
  1.01(n)       Non-Core Subsidiaries/Divisions
  2.01          Commitments and Pro Rata Shares
  5.05          Litigation
  5.06          ERISA Matters
  5.07          Environmental Matters
  5.09          Subsidiaries
  5.12          Compliance Matters
  5.15          Existing Debt
  5.17          Existing Investments
  6.07          Existing Liens
  9.02          Eurocurrency and Domestic Lending Offices, Addresses for Notices



EXHIBITS

                  FORM OF

     A          Committed Loan Notice
     B          Committed Loan Note
     C          Swing Line Loan Notice
     D          Swing Line Note
     E          Compliance Certificate
     F          Assignment and Assumption Agreement
     G          Guaranty
     H          Designated Borrower Certificate
     I          Avnet Counsel Opinion Content
     J          Joinder Agreement

                          CREDIT AGREEMENT (MULTI-YEAR)

      This CREDIT AGREEMENT ("Agreement") is entered into as of October 25, 2001, among AVNET, INC., certain Subsidiaries of Avnet, Inc. that from time to time become a party hereto pursuant to Section 9.10, (each a "Designated Borrower" and, together with Avnet, Inc., the "Borrowers" and each a "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

      Avnet has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

      In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

      1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

      "Acquisition" has the meaning specified in Section 6.14(h).

      "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

      "Administrative Agent's Office" means, with respect to any currency, the Administrative Agent's address and, as appropriate, account as set forth on
Schedule 9.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to Avnet and the Lenders.

      "Affiliate" means, with respect to any designated Person, any other Person that has a relationship with the designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other of such Persons. The term "control" means the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of the management or policies of any Person, whether through ownership of voting securities, by contract or otherwise.

      "Agent/Arranger Fee Letter" has the meaning specified in Section 2.09(c).

      "Agent-Related Persons" means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

      "Aggregate Commitments" has the meaning set forth in the definition of "Commitment."

      "Agreement" means this Credit Agreement.

      "Alternative Currency" means each of Euro, Sterling, SFr., SEK, and each other lawful currency (other than Dollars) that is freely available and freely transferable and convertible into Dollars and that is approved by all the Lenders in accordance with Section 1.07.

      "Alternative Currency Equivalent" means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation
Date) for the purchase of such Alternative Currency with Dollars.

      "Applicable Currency" has the meaning specified in Section 3.02.

      "Applicable Rate" means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

                                 APPLICABLE RATE

                                                    Eurocurrency
                                                     Rate Loans
                                                     & Letters       Base Rate
  Category      Debt Ratings      Facility Fee       of Credit         Loans
  --------      ------------      ------------       ---------         -----

      1        A/A2 or better        0.080%            0.445%          0.000%

      2             A-/A3            0.100%            0.525%          0.000%

      3           BBB+/Baa1          0.125%            0.625%          0.000%

      4           BBB/Baa2           0.150%            0.725%          0.000%

      5          Lower than          0.175%            0.825%          0.000%
                  BBB/Baa2

For purposes of the foregoing, (i) the Applicable Rate initially shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(vi); (ii) if no Debt Rating for any Long-Term Debt of Avnet shall be available from either Moody's or S&P, such rating agency shall be deemed to have established a Debt Rating for the Long-Term Debt of Avnet which is one Category higher than that pertaining to the subordinated debt rating grade of Avnet (with Category 1 being the highest and Category 5 being the lowest), (iii) if no Debt Rating for any Long-Term Debt or subordinated debt of Avnet shall be available from either Moody's or S&P, the Applicable Rate shall be as set forth in Category 5, (iv) if the Debt Ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Applicable Rate shall be based upon the lower Category, and (v) if any Debt Rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each such change shall apply to all Eurocurrency Rate Loans that are outstanding, and all Facility Fees that accrue, at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, Avnet and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system. As used herein, "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of Avnet's applicable debt.

      "Applicant Borrower" has the meaning specified in Section 9.10.

      "Arranger" means Banc of America Securities LLC, in its capacity as lead arranger and book manager.

      "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger, amalgamation or consolidation) by Avnet or any of its Subsidiaries subsequent to the date hereof of any asset (including stock), including any Sale-Leaseback Transaction, whether or not involving a Capital Lease, but excluding (a) any sale, lease or other disposition of inventory in the ordinary course of business, (b) any sale, lease or other disposition of raw materials, supplies or other non-fixed tangible assets in the ordinary course of business, (c) any (i) sale, lease or other disposition of surplus, obsolete or worn out machinery, equipment, molds or other manufacturing equipment in the ordinary course of business or (ii) the disposition of any other asset (but not including the disposition of assets otherwise mentioned in this paragraph and not including Permitted Receivables), to the extent that the aggregate book value of all of such assets sold, leased or otherwise disposed of under this clause (c) in a fiscal year does not exceed 5% of the total assets of Avnet and its Consolidated Subsidiaries on a consolidated basis, (d) any sale, lease or other disposition to Avnet or any Wholly-Owned Consolidated Subsidiary of Avnet, (e) any sale or other disposition in the ordinary course of business of readily marketable securities, (f) any disposition of cash not prohibited hereunder, (g) the sale of the stock or the assets of any Non-Core Subsidiary or the assets of any Non-Core Division, and
(h) any disposition of rights in or to a Permitted Hedge Transaction pursuant to an unwind or termination of such transaction.

      "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit F.

      "Attributable Indebtedness" means, on any date, (a) in respect of any Permitted Securitization, an amount equal to (i) the outstanding principal amount of Debt incurred at such time by the Securitization Subsidiary, or (ii) if the Securitization Subsidiary has incurred no such Debt, the unrecovered purchase price of all Permitted Receivables (or interest therein) sold or transferred by such Securitization Subsidiary to the conduit entity or other receivables credit provider relating to such Permitted Securitization, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

      "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

      "Audited Financial Statements" means the audited consolidated balance sheet of Avnet and its Subsidiaries for the fiscal year ended June 29, 2001, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of Avnet and its Subsidiaries.

      "Avnet" means Avnet, Inc., a New York corporation.

      "Bank of America" means Bank of America, N.A.

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Committed Loan" means a Committed Loan that is a Base Rate
Loan.

      "Base Rate Loan" means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

      "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

      "Borrower" and "Borrowers" each have the meaning specified in the introductory paragraph hereto.

      "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office with respect to Obligations denominated in Dollars is located and (a) if such day relates to any Eurocurrency Rate Loan denominated in a currency other than Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London interbank market or (b) if such day relates to any Eurocurrency Rate Loan denominated in Euro, means a TARGET Day.

      "Capital Expenditures" means, in respect of Avnet and its Subsidiaries on a consolidated basis, as of any date for the four Fiscal Quarter period ending on such date, without duplication, the difference (to the extent positive), as determined in accordance with GAAP, between (a) capital expenditures of such Persons for such period less (b) the net cash proceeds received by such Persons during such period from the disposition of capital assets.

      "Capital Lease" means a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with GAAP.

      "Capitalized Lease Indebtedness" means indebtedness incurred pursuant to a Capital Lease.

      "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. The Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America or other institutions satisfactory to it.

      "Change of Control" means, with respect to any Person, an event or series of events by which:

            (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person or its subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity interests of such Person; or

            (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period,
      (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

      "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

      "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

      "Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01, as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "Aggregate Commitments").

      "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

      "Committed Loan" has the meaning specified in Section 2.01.

      "Committed Loan Note" means a promissory note made by a Borrower in favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit B.

      "Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Committed Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit E.

      "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of Avnet in its consolidated financial statements if such statements were prepared as of such date.

      "Credit Extension" means each of the following: (a) a Committed Borrowing,
(b) a Swing Line Borrowing, and (c) an L/C Credit Extension.

      "Debt" of any Person means at any date, without duplication (i.e., in calculating the Debt of Avnet and its Consolidated Subsidiaries at any time for purposes of any financial covenant, without counting the Guarantee by any such Person of the Debt of any other such Person), (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business, (d) all Capitalized Lease Indebtedness, and all Attributable Indebtedness in respect of any Synthetic Lease Obligations, (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (to the extent of the lesser of the amount of such Debt and the book value of any assets subject to such Lien), (f) the maximum amount available to be drawn under all outstanding standby letters of credit or acceptances issued or created for the account of such Person, (g) to the extent of any Maturing Amount thereof, any Preference Stock, and (h) all Debt of others Guaranteed by such Person (to the extent of the lesser of the amount of such Debt Guaranteed or the amount of such Guarantee). The Debt of any Person shall exclude trade accounts payable and accrued expenses arising in the ordinary course of such Person's business.

      "Debt Rating" has the meaning specified in the definition of "Applicable Rate."

      "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "Default Rate" means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

      "Designated Borrower" means any Applicant Borrower that becomes a Borrower party hereto in accordance with Section 9.10.

      "Designated Borrower Certificate" means a Designated Borrower Certificate substantially in the form of Exhibit H.

      "Dollar" and "$" means lawful money of the United States of America.

      "Dollar Equivalent" means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

      "EBITDA" means, in respect of Avnet and its Subsidiaries on a consolidated basis, as of any date for the four Fiscal Quarter period ending on such date, without duplication, the sum of (a) Net Income, plus (b) an amount which, in the determination of Net Income, has been deducted for (i) Interest Expense, (ii) income taxes, (iii) depreciation and amortization expense and (iv) extraordinary items consisting of non-cash losses or non-recurring non-cash losses, minus (c) an amount which, in the determination of Net Income for such period, has been included for (i) extraordinary items consisting of gains and (ii) gains on the sale or other disposition of assets, plus (d) cash related one-time charges recorded to Avnet's income statement during the Fiscal Quarter ending nearest June 30, 2001 in an aggregate amount not to exceed $146,000,000 relating to (i) the merger of Kent Electronics Corporation with and into Avnet pursuant to an Amended and Restated Merger Agreement and Plan of Merger dated as of March 21, 2001 and (ii) other restructuring activities.

      "Eligible Assignee" has the meaning specified in Section 9.07(h).

      "EMU" means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998, as amended from time to time.

      "EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the "euro" or otherwise).

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, regulations, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions or policies, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act and the Clean Water Act, relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

      "ERISA Group" means Avnet and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Avnet, are treated as a single employer under Section 414 of the Code.

      "Euro" means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

      "Eurocurrency Base Rate" has the meaning set forth in the definition of Eurocurrency Rate.

      "Eurocurrency Rate" means (a) for any Interest Period with respect to any Eurocurrency Rate Loan other than one referred to in subsection (b) of this definition, a rate per annum determined by the Administrative Agent pursuant to the following formula:

      Eurocurrency Rate =         Eurocurrency Base Rate
                          --------------------------------------
                          1.00 - Eurocurrency Reserve Percentage

      Where,

            "Eurocurrency Base Rate" means, for such Interest Period:

            (i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (iii) in the event the rates referenced in the preceding subsections
      (i) and (ii) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in the relevant currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch (or London Affiliate) to major banks in the London interbank market for such currency at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period; and

            "Eurocurrency Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

      (b) For any Interest Period with respect to any Eurocurrency Rate Loan advanced by a Lender required to comply with the relevant requirements of the Bank of England and the Financial Services Authority of the United Kingdom, the sum of (i) the rate determined in accordance with subsection (a) of this definition and (ii) the Mandatory Cost Rate for such Interest Period.

      "Eurocurrency Rate Loan" means a Committed Loan that bears interest at a rate based on the Eurocurrency Rate.

      "Event of Default" has the meaning specified in Section 7.01.

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

      "Final Leverage Fee Period" has the meaning specified in Section 2.09(c)(iii).

      "Fiscal Quarter" means a fiscal quarter of Avnet.

      "Foreign Lender" has the meaning specified in Section 9.17(a).

      "Foreign Subsidiary" means any Subsidiary organized under the laws of jurisdiction outside the United States of America.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States of America.

      "Funded Debt" means, with respect to any Person, without duplication (i.e., in calculating the Funded Debt of Avnet and its Consolidated Subsidiaries at any time, without counting the Guarantee by any such Person of the Funded Debt of any other such Person), (a) all Debt of such Person other than any Debt of the type referred to in clause (g) or (h) of the definition of "Debt" set forth in this Section 1.01 and (b) all Funded Debt of others Guaranteed by such Person (to the extent of the lesser of the amount of such Funded Debt Guaranteed or the amount of such Guarantee).

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

      "Government" means the federal government of the United States of America or any agency thereof.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsement for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith. "Guaranteed" shall have a corollary meaning.

      "Guarantor" means Avnet.

      "Guaranty Agreement" means a guaranty agreement substantially in the form of Exhibit G executed by the Guarantor in favor of the Administrative Agent and the Lenders pursuant to Section 9.10.

      "Hazardous Substance" means any toxic or hazardous substance, including petroleum and its derivatives, presently regulated under the Environmental Laws.

      "Indemnified Liabilities" has the meaning set forth in Section 9.05.

      "Indemnitees" has the meaning set forth in Section 9.05.

      "Intangible Assets" shall mean, as of the date of any determination thereof, the total amount of all assets of Avnet and its Subsidiaries on a consolidated basis consisting of goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance and prepaid taxes), the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

      "Interest Expense" means, for the period of computation, the aggregate amount of interest on a consolidated basis accruing on Debt and all amortization of debt discount and expense on Debt (including any obligation to pay rent in respect of Capital Leases) of Avnet and its Subsidiaries on a consolidated basis in conformity with GAAP; provided that in the event of the consummation of any Permitted Securitization, "Interest Expense" shall be adjusted to include (without duplication) an amount equal to the interest (or other fees in the nature of interest or discount) accrued and paid or payable in cash for such computation period by the applicable Securitization Subsidiary to the conduit entity or other receivables credit provider relating to such Permitted Securitization.

      "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

      "Interest Period" means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and, in the case of any such Borrowing prior to the 31st day after the

Closing Date, ending one week thereafter or having such other ending date as may be satisfactory to the Administrative Agent, or in the case of any Borrowing on or after such 31st day, ending on the date one, two, three, four or six months thereafter, as selected by Avnet in the applicable Committed Loan Notice; provided that:

            (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (ii) any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (iii) no Interest Period shall extend beyond the Scheduled Maturity Date.

      "Investment" means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

      "IRS" means the United States Internal Revenue Service.

      "Joinder Agreement" means a Joinder Agreement in substantially the form of Exhibit J.

      "Judgment Currency" has the meaning specified in Section 9.21.

      "Judgment Currency Conversion Date" has the meaning specified in Section 9.21.

      "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "L/C Advance" means, with respect to each Lender, such Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

      "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

      "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

      "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

      "L/C Obligations" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

      "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

      "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 9.02, or such other office or offices as a Lender may from time to time notify Avnet and the Administrative Agent.

      "Letter of Credit" means any standby letter of credit issued hereunder.

      "Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

      "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

      "Letter of Credit Sublimit" means an amount equal to the lesser of the Aggregate Commitments and $50,000,000. The Letter of Credit Sublimit is a part of, and not in addition to, the Aggregate Commitments.

      "Leverage Ratio" means, as of any date of determination, in respect of Avnet and its Subsidiaries, the ratio (expressed as a percentage) of (a) Funded Debt as of such date to (b) Total Capitalization, calculated on a consolidated basis in accordance with GAAP; provided, however, that in the event of the consummation of any Permitted Securitization, Funded Debt and Total Capitalization shall each be adjusted to include (without duplication) Attributable Indebtedness of any Securitization Subsidiary outstanding at such time.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, Avnet or any Subsidiary of Avnet shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sales agreement, Capital Lease or other title retention agreement relating to such asset.

      "Loan" means an extension of credit by a Lender to the Borrowers under
Article II in the form of a Committed Loan or a Swing Line Loan.

      "Loan Documents" means this Agreement, each Note, the Agency/Arranger Fee Letter, each Request for Credit Extension, each Compliance Certificate, each Designated Borrower Certificate, the Guaranty Agreement and each Joinder Agreement.

      "Loan Parties" means, collectively, Avnet, each Designated Borrower and each Guarantor.

      "Long-Term Debt" means, at any time, in respect of Avnet, any publicly-held senior unsecured debt obligations outstanding at such time with a maturity more than one year after the date of any determination hereunder.

      "Mandatory Cost Rate" means, with respect to any period, a rate per annum determined in accordance with Schedule 1.01(m).

      "Mandatory Cost Reference Lender" means each of Bank of America or any of its Affiliates.

      "Margin Stock" has the meaning assigned to such term in Regulation U of the FRB.

      "Material Plan" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000 at such time.

      "Material Subsidiary" means any direct or indirect Subsidiary of Avnet which as of the end of any Fiscal Quarter after the Closing Date has total assets (as determined in accordance with GAAP) equal to or greater than 2% of the total assets of Avnet and its Consolidated Subsidiaries at such time.

      "Maturing Amount" means, with respect to any Preference Stock, an amount equal to the aggregate amount of such Preference Stock that will or may become due before the Scheduled Maturity Date as a result of any scheduled maturity, amortization or mandatory redemption thereof.

      "Maturity Date" means (a) October 25, 2004 or such later date to which the termination date of the Aggregate Commitments may be extended in accordance with the terms hereof (the "Scheduled Maturity Date"), or (b) such earlier date upon which the Aggregate Commitments may be terminated in accordance with the terms hereof.

      "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

      "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

      "Net Income" means, as of any date for the four Fiscal Quarter period ending on such date with respect to Avnet and its Subsidiaries on a consolidated basis, net income (excluding extraordinary items) after Interest Expense, income taxes and depreciation and amortization, all as determined in accordance with GAAP.

      "Net Worth" means, at any time, consolidated net shareholders' equity of Avnet and its Subsidiaries, determined in accordance with GAAP, with no upward adjustments due to a revaluation of assets; provided, however, that there shall be disregarded for this purpose the effect of any write-down of goodwill undertaken pursuant to FAS 142 on or before December 31, 2001 not to exceed $700,000,000 in the aggregate.

      "Non-Core Division" means each division of Avnet designated as a "Non-Core Division" on Schedule 1.01(n) hereof.

      "Non-Core Subsidiary" means each Subsidiary of Avnet designated as a "Non-Core Subsidiary" on Schedule 1.01(n) hereof.

      "Notes" means, collectively, the Committed Loan Notes and the Swing Line Notes.

      "Obligation Currency" has the meaning set forth in Section 9.21.

      "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.

      "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

      "Outstanding Amount" means, (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal Dollar Equivalent amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reduction in the maximum amount available for drawing under Letters of Credit taking effect on such date.

      "Overnight Rate" means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America located in the applicable interbank market for such currency to major banks in such interbank market.

      "Parent" means, with respect to any Lender, any Person as to which such Lender is a Subsidiary.

      "Participant" has the meaning specified in Section 9.07(d).

      "Participating Member State" means each state so described in any EMU Legislation.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Permitted Hedge Transaction" has the meaning set forth in Section
6.14(j).

      "Permitted Investments" means, (a) with respect to Avnet and its Subsidiaries (other than the Foreign Subsidiaries):

            (i)   cash and demand deposits;

            (ii) investments in direct obligations of the Government of the United States of America or any agency or instrumentality thereof or any obligations guaranteed by the full faith and credit of the Government of the United States of America, in each case maturing within 360 days after the date of investment therein;

            (iii) commercial paper in an aggregate amount of up to $25,000,000 per issuer outstanding at any time, issued by any corporation organized in any State of the United States of America, rated at least "A-1" (or the then equivalent grade) by S&P or "P-1" (or the then equivalent grade) by Moody's, or the successor of either of them;

            (iv) Dollar denominated certificates of deposit of, eurodollar certificates of deposit of, bankers acceptances of, or time deposits with, any Lender or any commercial bank, the short-term securities of which (or the short-term securities of its Parent or any of its Affiliates) are rated at least "A-1" (or the then existing equivalent) by S&P or at least "P-1" (or the then existing equivalent) by Moody's or which has a bank rating of at least "C" (or the then existing equivalent) by Thomson Bank Watch and in each case maturing within 360 days after the date of purchase, acceptance or deposit;

            (v) tax-free money market funds rated at least "A" (or the then equivalent grade) by S&P or Moody's, or the successor of either of them;

            (vi) taxable or tax-exempt money market preferred stock funds rated at least "A" (or the then equivalent grade) by S&P or Moody's, or the successor of either of them;

            (vii) tax-exempt variable rate demand notes backed by municipal bonds (low floaters) supported by a letter of credit from a commercial bank rated at least "AA" (or the then equivalent grade) by S&P or Moody's, or the successor of either of them;

            (viii) asset-backed securities rated at least "A" (or the then equivalent grade) by S&P or Moody's, or the successor or either of them, maturing in 90 days or less, with a maximum investment of $10,000,000;

            (ix) asset-backed certificates of participation with a long-term rating of at least "A" (or the then equivalent grade) or a short term rating of no less than "A-1" by S&P or "P-1" by Moody's, or the successor of either of them, with an interest accrual period of 90 days or less which certificates are deemed to be automatically tendered at par at the end of each interest accrual period;

            (x) municipal notes maturing in six months or less and rated at least SP-2 (or the then equivalent grade) by S&P, or its successor, or at least "Mig 2" (or the then equivalent grade) by Moody's, or its successor; and

            (xi) other loans, advances and investments by Avnet and each Subsidiary provided that the sum of all such loans, advances and investments does not exceed $10,000,000; and

      (b)   with respect to any Foreign Subsidiary:

            (i)   any of the investments permitted by clause (a) above,

            (ii) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within 360 days after the date of investment therein;

            (iii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and the short-term securities of which (or the short-term securities of its Parent or any of its Affiliates) are rated at least "A-1" (or the then existing equivalent) by S&P or at least "P-1" (or the then existing equivalent) by Moody's, or which has a bank rating of at least "C" (or the then existing equivalent) by Thomson Bank Watch, and in each case maturing within 360 days after the date of purchase, acceptance or deposit; and

            (iv) the equivalent of demand deposit accounts which are interest bearing.

      "Permitted Receivables" means accounts receivable (including notes, chattel paper, accounts, instruments and general intangibles consisting of rights to payment) generated by Avnet or any of its Subsidiaries (each, an "originator") in the ordinary course of business, together with any guarantees, insurance, letters of credit, collateral, service contracts and other agreements associated with any account receivable, the interest of the originator in the inventory and goods, including returned or repossessed inventory or goods, if any, the sale, financing or lease of which gave rise to an account receivable, the interest of the Securitization Subsidiary in the agreement with the originator pursuant to which such Securitization Subsidiary purchased such accounts receivable, and other ancillary rights of the originator arising in connection with the transaction giving rise to such accounts receivable and all business records relating thereto.

      "Permitted Securitization" means (a) transfers constituting sales under GAAP and accompanied by the delivery of a customary true-sale opinion given by independent counsel, to a Securitization Subsidiary of Permitted Receivables by the applicable originator; and (b) if applicable, the incurrence by the Securitization Subsidiary of Attributable Indebtedness to a conduit entity or other receivables credit provider secured by a Lien on any or all of the assets of such Securitization Subsidiary.

      "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority or other legal entity.

      "Plan" means at any time an employee pension benefit plan as defined in Subsection 3(2) of ERISA (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

      "Preference Stock" means, with respect to any issuer, capital stock of such issuer which under the Organizational Documents of such issuer is entitled to a preference over any other capital stock of such issuer as to payment of dividends and/or distributions upon the voluntary or involuntary liquidation of such issuer.

      "Prior Credit Facilities" means, collectively, (a) that certain Second Amended and Restated Credit Agreement, dated as of September 26, 1997, among Avnet, certain Subsidiaries of Avnet, the several financial institutions from time to time party thereto and Bank of America (successor in interest by merger with NationsBank, N.A.), as agent, as amended prior to the Closing Date, and (b) that certain 364-Day Credit Agreement, dated as of October 27, 2000, among Avnet, certain Subsidiaries of Avnet, the several financial institutions from time to time party thereto and Bank of America, as administrative agent, as amended prior to the Closing Date.

      "Pro Rata Share" means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments set forth opposite the name of such Lender on Schedule 2.01, as such share may be adjusted as contemplated herein.

      "Register" has the meaning specified in Section 9.07(c).

      "Regulation T" means Regulation T of the FRB.

      "Regulation U" means Regulation U of the FRB.

      "Regulation X" means Regulation X of the FRB.

      "Release" has the meaning specified in Section 5.07(a).

      "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

      "Required Lenders" means, as of any date of determination, Lenders whose Voting Percentages aggregate more than 50%.

      "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

      "Revaluation Date" means each of the following: (a) each date of a Borrowing of Eurocurrency Rate Loans denominated in an Alternative Currency, (b) each date of a continuation of Eurocurrency Rate Loans denominated in an Alternative Currency pursuant to Section 2.02; and (c) such additional dates as the Administrative Agent or the Required Lenders shall specify.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

      "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by Avnet or any of its Subsidiaries of any property that (or of any property similar to and used for substantially the same purposes as any other property that) has been or is to be sold, assigned, transferred or otherwise disposed of by Avnet or any of its Subsidiaries to such Person with the intention of entering into such lease.

      "Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

      "Scheduled Maturity Date" has the meaning specified in the definition of "Maturity Date."

      "Securitization Subsidiary" means a wholly-owned Subsidiary of Avnet created solely for purposes of effectuating a Permitted Securitization, the activities and assets of which are limited solely to such purpose and assets, and the Organization Documents of which contain customary bankruptcy - remote provisions.

      "SEK" means the lawful currency of Sweden.

      "SFr." means the lawful currency of Switzerland.

      "Special Notice Currency" means at any time an Alternative Currency, other than the currency of Japan or of a country that is located in North America or Europe and that is a member of the Organization for Economic Cooperation and Development at such time.

      "Spot Rate" for a currency means the rate quoted by Bank of America as the spot rate for the purchase by Bank of America of such currency with another currency through its principal foreign exchange trading office at approximately 8:00 a.m., San Francisco time, on the date two Business Days prior to the date as of which the foreign exchange computation is made.

      "Sterling" means the lawful currency of the United Kingdom.

      "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at such time directly or indirectly owned by such Person.

      "Swing Line" means the revolving credit facility made available to Avnet by the Swing Line Lender pursuant to Section 2.03.

      "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to
Section 2.03.

      "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

      "Swing Line Loan" has the meaning specified in Section 2.03(a).

      "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.03(b), which, if in writing, shall be substantially in the form of Exhibit C.

      "Swing Line Note" means a promissory note made by Avnet in favor of the Swing Line Lender evidencing Swing Line Loans made by such Lender, substantially in the form of Exhibit D.

      "Swing Line Sublimit" means an amount equal to the lesser of (a) $65,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

      "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such

Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

      "Tangible Net Worth" means Net Worth minus all Intangible Assets.

      "TARGET Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is operating.

      "Term Loan Agreement" means that certain Credit Agreement (Term Loans), of even date herewith, among Avnet, certain of its Subsidiaries, the several financial institutions from time to time party thereto and Bank of America, as administrative agent for itself and the other lenders party thereto.

      "364-Day Credit Agreement" means that certain Credit Agreement (364-Day), of even date herewith, among Avnet, certain of its Subsidiaries, the several financial institutions from time to time party thereto and Bank of America, as administrative agent for itself and the other lenders party thereto.

      "Total Capitalization" means, in respect of Avnet and its Subsidiaries, the sum of Net Worth plus Funded Debt.

      "Type" means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

      "Unfunded Liabilities" means, with respect to any Plan or Multiemployer Plan at any time, the amount, if any, by which (a) the present value of all benefits under such Plan or Multiemployer Plan exceeds (b) the fair market value of all Plan assets or Multiemployer Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan or such Multiemployer Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

      "Unreimbursed Amount" has the meaning specified in Section 2.04(c)(i).

      "Voting Percentage" means, as to any Lender, (a) at any time when the Aggregate Commitments are in effect, such Lender's Pro Rata Share and (b) at any time after the termination of the Aggregate Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender's Committed Loans, plus (B) such Lender's Pro Rata Share of the Outstanding Amount of Swing Line Loans, plus (C) such Lender's Pro Rata Share of the Outstanding Amount of L/C Obligations, then comprises of (ii) the Outstanding Amount of all Loans and L/C Obligations; provided, however, that if any Lender has failed to fund any portion of the Committed Loans, participations in L/C Obligations, or participations in Swing Line Loans required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be zero, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such Lender's Commitment or the outstanding amount of its Committed Loans, L/C Advances and funded participations in Swing Line Loans, as the case may be.

      "Voting Stock" means, as to any Person, the capital stock of any class or classes or other equity interests (however designated and including general partnership interests in a partnership) having ordinary voting power for the election of directors or similar governing body of such Person.

      "Wholly-Owned Consolidated Subsidiary" means, with respect to any Person, any Consolidated Subsidiary of such Person all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

      1.02  OTHER INTERPRETIVE PROVISIONS.

      With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

      (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

      (b)   (i)   The words "herein," "hereto" and "hereunder" and words of
      similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

            (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

            (iii) The term "including" is by way of example and not limitation.

            (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

      (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

      (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      1.03 ACCOUNTING TERMS. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

      (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Avnet or the Required Lenders shall so request, the Administrative Agent, the Lenders and Avnet shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Avnet shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      1.04 ROUNDING. Any financial ratios required to be maintained by Avnet pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and
(b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

      1.06  EXCHANGE RATES; CURRENCY EQUIVALENTS.

      (a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

      (b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Alternative Currency), as determined by the Administrative Agent.

      1.07 ADDITIONAL ALTERNATIVE CURRENCIES. The Borrowers may from time to time request that Committed Loans be made in a currency other than those specifically listed in the definition of "Alternative Currency;" provided that such requested currency otherwise meets the requirements set forth in such definition. Any such request shall be made to the Administrative Agent (which shall promptly notify each Lender thereof) not later than 11:00 a.m., San Francisco time, 15 Business Days prior to the date of the desired Credit Extension. Each Lender shall notify the Administrative Agent, not later than 11:00 a.m., San Francisco time, ten Business Days after receipt of such request whether it consents, in its sole discretion, to making Committed Loans in such requested currency. Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to make Committed Loans in such requested currency. If all the Lenders consent to making Committed Loans in such requested currency, the Administrative Agent shall so notify Avnet and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder.

      1.08  REDENOMINATION OF CERTAIN ALTERNATIVE CURRENCIES.

      (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

      (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

      2.01 COMMITTED LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to the Borrowers in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, the Dollar Equivalent of (i) the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this

Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

      2.02  BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

      (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Committed Loans as the same Type shall be made upon Avnet's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 8:00 a.m., San Francisco time, (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans to Base Rate Committed Loans, (ii) four Business Days (or five Business Days, in the case of a Special Notice Currency) prior to the requested date of any Borrowing of, or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies (provided that any such Borrowing, conversion or continuation during the first 15 days after the Closing Date may be undertaken upon three Business Days' prior notice), and (iii) on the requested date of any Borrowing of Base Rate Committed Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of Avnet on behalf of the applicable Borrower(s). Each Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in an Alternative Currency shall be in a minimum Dollar Equivalent principal amount of $5,000,000. Each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (A) whether Avnet is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Committed Loans as the same Type, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day),
(C) the identity of the respective Borrower(s) on whose behalf such Committed Borrowing, conversion or continuation is being requested, (D) the principal amount of Committed Loans to be borrowed, converted or continued, (E) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (F) if applicable, the duration of the Interest Period with respect thereto, and (G) the currency of the Committed Loans to be borrowed; provided, however, that if as of the date of any Committed Loan Notice requesting a Committed Borrowing, there are Swing Line Loans or L/C Borrowings outstanding, Avnet shall be deemed to have requested that a portion of the requested Committed Loans in a principal amount equal to the outstanding principal amount of such Swing Line Loans or L/C Borrowings be denominated in Dollars. If Avnet fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If Avnet fails to specify a Type of Committed Loan in a Committed Loan Notice or if Avnet fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made or continued as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate

Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

      (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by Avnet, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office for the applicable currency not later than 11:00 a.m., San Francisco time, on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by Avnet; provided, however, that if, on the date of the Committed Borrowing there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such Swing Line Loans and L/C Borrowings, and second, to the Borrowers as provided above.

      (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurocurrency Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans without the consent of the Required Lenders, and in the absence of such consent, the Required Lenders may demand and Avnet shall be deemed to have requested, (i) that any or all of the then outstanding Eurocurrency Rate Loans denominated in Dollars be converted immediately to Base Rate Committed Loans and
(ii) that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid on the last day of the then current Interest Period with respect thereto.

      (d) The Administrative Agent shall promptly notify Avnet and the Lenders of the interest rate applicable to any Eurocurrency Rate Loan upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Administrative Agent shall notify Avnet and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

      (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans;

provided that, unless otherwise consented to by the Administrative Agent, all Interest Periods commencing prior to the 31st day after the Closing Date shall end on the same Business Day.

      2.03  SWING LINE LOANS.

      (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans in Dollars (each such loan, a "Swing Line Loan") to Avnet from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Dollar Equivalent of the Outstanding Amount of Committed Loans of the Swing Line Lender in its capacity as a Lender of Committed Loans, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, the Dollar Equivalent of (i) the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the Aggregate Commitments, and
(ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of L/C Obligations and the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, Avnet may borrow under this Section 2.03, prepay under Section 2.05, and reborrow under this Section 2.03; provided, however, that the Swing Line Lender may terminate or suspend the Swing Line at any time in its sole discretion upon five Business Days' notice to Avnet. Each Swing Line Loan shall be a Base Rate Loan. Each Swing Line Loan made hereunder shall be payable upon demand therefor by the Swing Line Lender. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

      (b) Borrowing Procedures. Unless the Swing Line Lender has notified Avnet that the Swing Line has been terminated or suspended as provided in
Section 2.03(a), each Swing Line Borrowing shall be made upon Avnet's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m., San Francisco time, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000 or a whole multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of Avnet. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m., San Francisco time, on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of
Section 2.03(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m., San Francisco time, on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to Avnet at its office by crediting the account of Avnet on the books of the Swing Line Lender in immediately available funds.

      (c)   Refinancing of Swing Line Loans.

            (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of Avnet (which hereby irrevocably requests the Swing Line Lender to so request on each of its behalf), that each Lender make a Committed Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish Avnet with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 11:00 a.m., San Francisco time, on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.03(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to Avnet in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

            (ii) If for any reason any Committed Borrowing cannot be requested in accordance with Section 2.03(c)(i) or any Swing Line Loan cannot be refinanced by such a Committed Borrowing, the Committed Loan Notice submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to
      Section 2.03(c)(i) shall be deemed payment in respect of such participation.

            (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause
      (iii) shall be conclusive absent manifest error.

            (iv) Each Lender's obligation to make Committed Loans or to purchase and fund participations in Swing Line Loans pursuant to this
      Section 2.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02. Any such purchase of participations shall not relieve or otherwise impair the obligation of Avnet to repay Swing Line Loans, together with interest as provided herein.

      (d)   Repayment of Participations.

            (i) At any time after any Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.

            (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

      (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing Avnet for interest on the Swing Line Loans. Until each Lender funds its Committed Base Rate Loan or participation pursuant to this Section 2.03 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

      (f) Payments Directly to Swing Line Lender. Avnet shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

      2.04  LETTERS OF CREDIT.

      (a)   The Letter of Credit Commitment.

            (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of Avnet, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of Avnet; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Outstanding Amount of all L/C Obligations and all Loans would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, Avnet's ability to obtain Letters of Credit shall be fully revolving, and accordingly Avnet may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

            (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                  (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                  (B) subject to Section 2.04(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                  (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                  (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

                  (E) such Letter of Credit is denominated in a currency other than Dollars, or is in a face amount less than $500,000.

            (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

      (b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

            (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Avnet delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Avnet. Such L/C Application must be received by the L/C Issuer and the Administrative Agent not later than 8:00 a.m., San Francisco time, at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof;
      (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

            (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from Avnet and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Avnet or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

            (iii) If Avnet so requests in any applicable Letter of Credit Application, the L/C Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Evergreen Letter of Credit"); provided that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, Avnet shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration

      Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or
      (B) it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date
      (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or Avnet that one or more of the applicable conditions specified in
      Section 4.02 is not then satisfied. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

            (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to Avnet and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

      (c)   Drawings and Reimbursements; Funding of Participations.

            (i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify Avnet and the Administrative Agent thereof. Not later than 10:00 a.m., San Francisco time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), Avnet shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If Avnet fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and such Lender's Pro Rata Share thereof. In such event, Avnet shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.04(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 10:00 a.m., San Francisco time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a Committed Base Rate Loan to Avnet in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

            (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, Avnet shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

            (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

            (v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, Avnet or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of Avnet to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

            (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

      (d)   Repayment of Participations.

            (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from Avnet or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

            (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

      (e) Obligations Absolute. The obligation of Avnet to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Committed Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

            (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

            (ii) the existence of any claim, counterclaim, set-off, defense or other right that Avnet may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

            (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

            (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly or substantially comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

            (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Avnet.

      Avnet shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Avnet's instructions or other irregularity, Avnet will immediately notify the L/C Issuer. Avnet shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

      (f) Role of L/C Issuer. Each Lender and Avnet agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Avnet hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Avnet's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of
Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, Avnet may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Avnet, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Avnet which Avnet proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, Avnet shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount).

      (h) Applicability of ISP9. Unless otherwise expressly agreed by the L/C Issuer and Avnet when a Letter of Credit is issued the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and

      (i) Letter of Credit Fees. Avnet shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each

Letter of Credit equal to the Applicable Rate times the actual daily maximum amount available to be drawn under each Letter of Credit. Such fee for each Letter of Credit shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Rate during any quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

      (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Avnet shall pay directly to the L/C Issuer for its own account a fronting fee in an amount equal to 1/8 of 1% on the daily maximum amount available to be drawn thereunder, due and payable quarterly in arrears on the next Business Day immediately following the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. In addition, Avnet shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

      (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

      2.05  PREPAYMENTS.

      (a) The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 8:00 a.m., San Francisco time, (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars and four Business Days (or five, in the case of Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a minimum principal amount of or approximating $5,000,000 or a whole multiple of or approximating $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in an Alternative Currency shall be in a minimum Dollar Equivalent principal amount of or approximating $5,000,000; and (iv) any prepayment of Base Rate Committed Loans shall be in a principal amount of or approximating $5,000,000 or a whole multiple of or approximating $1,000,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by Avnet, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.

      (b) Avnet may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that
(i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 9:00 a.m., San Francisco time, on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $1,000,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by Avnet, Avnet shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

      (c) If the Administrative Agent notifies Avnet at any time that the Dollar Equivalent of the Outstanding Amount of all Loans and L/C Obligations at such time exceeds an amount equal to 102% of the Aggregate Commitments then in effect, the Borrowers shall, within two Business Days after receipt of such notice, prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Dollar Equivalent of such Outstanding Amount as at such time to an amount not to exceed 100% of the Aggregate Commitments then in effect; provided, however, that the Borrowers shall have no obligation to prepay such Loans pursuant to this subsection (c) if the Administrative Agent subsequently notifies Avnet within such two Business Day period that the Dollar Equivalent of such Outstanding Amount no longer exceeds 100% of the Aggregate Commitments then in effect.

      2.06 REDUCTION OR TERMINATION OF COMMITMENTS. The Borrowers, collectively and not individually, may, upon notice by Avnet to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Outstanding Amount of all Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 8:00 a.m., San Francisco time, five Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent will promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments. Once reduced in accordance with this Section, the Aggregate Commitments may not be increased, whether pursuant to Section 2.14 or otherwise. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All facility fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

      2.07  REPAYMENT OF LOANS.

      (a) The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

      (b)   Avnet shall repay each Swing Line Loan on the earlier to occur of
(i) the date seven Business Days after such Loan is made and (ii) the Maturity Date.

      2.08  INTEREST.

      (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

      (b) While any Event of Default exists or after acceleration, the Borrowers shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

      (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

      2.09  FEES.

      (a) Facility Fee. Avnet shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee equal to the Applicable Rate times the actual daily amount of the Aggregate Commitments, regardless of usage. The facility fee shall accrue at all times from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The facility fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

      (b) Utilization Fee. Avnet shall pay to the Administrative Agent for the account of each Lender in accordance with each such Lender's Pro Rata Share, a utilization fee of:

            (i) 0.125% times the Dollar Equivalent of the actual daily aggregate Outstanding Amount of Loans and L/C Obligations on each day that the sum of (A) the Dollar Equivalent of the aggregate Outstanding Amount of Loans and L/C Obligations on such day plus (B) if such agreement is then in effect, the "Dollar Equivalent" of the aggregate "Outstanding Amount" of "Loans" under and as defined in the 364-Day Credit Agreement on such day, is equal to or greater than 25%, but is less than 50%, of the sum of (x) the Aggregate Commitments in effect on such day plus (y) if such agreement is then in effect, the "Aggregate Commitments" in effect under and as defined in the 364-Day Credit Agreement on such day; and

            (ii) 0.250% times the Dollar Equivalent of the actual daily aggregate Outstanding Amount of Loans and L/C Obligations on each day that the sum of (A) the Dollar Equivalent of the aggregate Outstanding Amount of Loans and L/C Obligations on such day plus (B) if such agreement is then in effect, the "Dollar Equivalent" of the aggregate "Outstanding Amount" of "Loans" under and as defined in the 364-Day Credit Agreement on such day, is equal to or greater than 50% of the sum of (x) the Aggregate Commitments in effect on such day plus (y) if such agreement is then in effect, the "Aggregate Commitments" in effect under and as defined in the 364-Day Credit Agreement on such day.

The utilization fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The utilization fee shall be calculated quarterly in arrears and shall accrue at all times from the Closing Date to the Maturity Date, including at any time during which one or more of the conditions in Article IV is not met.

      (c)   Leverage Fee.

            (i) Avnet shall pay to the Administrative Agent for the account of each Lender in accordance with each such Lender's Pro Rata Share, a leverage fee on a quarterly basis of 0.250% times the Dollar Equivalent of the actual daily aggregate Outstanding Amount of Loans and L/C Obligations on each day during any such Fiscal Quarter (the "Leverage Fee Reference Quarter") that the ratio of (A) Adjusted Funded Debt for such day to (B) EBITDA (as calculated for the four consecutive Fiscal Quarter period ended on the last day of such Leverage Fee Reference Quarter and as set forth in the Compliance Certificate delivered by Avnet to the Administrative Agent in respect of such Leverage Fee Reference Quarter) equals or exceeds 4.00 to 1.00.

            (ii) For purposes of this subsection (c), "Adjusted Funded Debt" of Avnet existing on any day in any Leverage Fee Reference Quarter shall be an amount equal to the sum of:

                  (A) the amount of Funded Debt existing as of the last day of the Leverage Fee Reference Quarter, other than (I) Obligations existing on such day, (II), if such agreement is then in effect, "Obligations" as defined in and incurred under the 364-Day Credit Agreement as of such day, and (III), if such agreement is then in effect, "Obligations" as defined in and incurred under the Term Loan Credit Agreement as of such day; plus

                  (B) Attributable Indebtedness of any Securitization Subsidiary outstanding as of the last day of the applicable Leverage Fee Reference Quarter; plus

                  (C) an amount equal to the sum of (I) the Outstanding Amount of Loans and L/C Obligations on such day, plus, (II) if such agreement is then in effect, the "Outstanding Amount" of "Loans" under and as defined in the 364-Day Credit Agreement on such day, plus, (III) if such agreement is then in effect, the "Outstanding Amount" of "Loans" under and as defined in the Term Loan Agreement on such day.

            (iii) The leverage fee shall be due and payable in arrears (A) three Business Days after each date on which Avnet has delivered or is required to deliver to the Administrative Agent a Compliance Certificate pursuant to Section 6.01(c) commencing with the certificate required to be delivered in respect of the Fiscal Quarter ended on or about September 30, 2001, and (B) on the Maturity Date; provided that, for purposes of calculating the Adjusted Funded Debt of Avnet in respect of the period ending on the Maturity Date and commencing on the first day of the Fiscal Quarter immediately following the most recent Fiscal Quarter for which Avnet has delivered financial statements pursuant to Section 6.01(a) or
      (b) (such period, the "Final Leverage Fee Period"), the amounts described in clauses (ii)(A) and (ii)(B) above with respect to the Final Leverage Fee Period shall be deemed to be identical to those amounts disclosed by Avnet in its then-most recently-delivered Compliance Certificate. The leverage fee shall be calculated in arrears and shall accrue at all times from the Closing Date to the Maturity Date, including at any time during which one or more of the conditions in Article IV is not met.

      (d) Arrangement and Agency Fees. Avnet shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, in the amounts and at the times specified in the letter agreement, dated September 13, 2001 (the "Agent/Arranger Fee Letter"), between Avnet, the Arranger and the Administrative Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

      (e) Lenders' Upfront Fee. On the Closing Date, Avnet shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, an upfront fee in an amount set forth in the Agency/Arranger Fee Letter. Such upfront fees are for the credit facilities committed by the Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

      2.10 COMPUTATION OF INTEREST AND FEES. Interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days, or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

      2.11  EVIDENCE OF DEBT.

      (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans or L/C Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by a Committed Loan Note and/or a Swing Line Note, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

      (b)   In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

      2.12  PAYMENTS GENERALLY.

      (a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in Dollars and in Same Day Funds not later than 11:00 a.m., San Francisco time, on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in such Alternative Currency and in Same Day Funds not later than such time on the dates specified herein as may be determined by the Administrative Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent (i) after 11:00 a.m., San Francisco time, in the case of payments in Dollars, or (ii) later than the time specified by the Administrative Agent as provided in the third sentence of this paragraph in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

      (b) Subject to the definition of "Interest Period," if any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

      (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

      (d) Unless Avnet or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that a Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrowers or such Lender, as the case may be, have timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

            (i) if such Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds, at the applicable Overnight Rate from time to time in effect; and

            (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the applicable Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the applicable Overnight Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Committed Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon Avnet, and Avnet shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

      A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

      (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

      (f) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

      (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      2.13 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in Letters of Credit or in Swing Line Loans held by it (but not including any amounts applied by the Swing Line Lender to outstanding Swing Line Loans), any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

      2.14  INCREASE IN COMMITMENTS.

      (a) Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders) and consent of the Administrative Agent, Avnet may, from time to time, request an increase in the Aggregate Commitments in accordance with the terms of this Section 2.14. At the time of sending such notice, Avnet (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than 15 Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees in its sole discretion to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding in writing to the Administrative Agent within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify Avnet and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, Avnet may also invite additional Eligible Assignees satisfactory to the Administrative Agent to become Lenders pursuant to a Joinder Agreement in substantially the form set forth in Exhibit J.

      (b) If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and Avnet shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase; provided that if such final allocation is not to be ratable among the Lenders (based on the Lenders' respective Pro Rata Shares in effect at the time of such notice), then the Increase Effective Date may not occur earlier than the last day of the latest-ending Interest Period then in effect with respect to Committed Loans. The Administrative Agent shall promptly notify Avnet and the Lenders of the final allocation of such increase and the Increase Effective Date. If the final allocation of such increases is not to be ratable among the Lenders (based on the Lenders' respective Pro Rata Shares in effect at the time of such notice), then during the period between the date of such notice and the Increase Effective Date, no Eurocurrency Rate Loan shall be permitted to have an Interest Period that ends later than the Increase Effective Date (whether by means of a Committed Borrowing or a continuation of such a Loan for a new Interest Period). As a condition precedent to such increase, Avnet shall deliver to the Administrative Agent a certificate dated as of the Increase Effective Date (in sufficient copies for distribution to each Lender) signed by a Responsible Officer of Avnet (i) certifying and attaching the resolutions adopted by the Borrowers approving or consenting to such increase, (ii) in the case of Avnet, including a Compliance Certificate demonstrating pro forma compliance with Section 6.11 after giving effect to such increase, and (iii) certifying that, before and after giving effect to such increase, the representations and warranties contained in Article V are true and correct on and as of the Increase Effective Date and that no Default or Event of Default exists. The Borrowers shall deliver new or amended Notes reflecting the increased Commitment of any Lender holding or requesting a Note. The Administrative Agent shall distribute an amended Schedule 2.01 (which shall be deemed incorporated into this Agreement), to reflect any changes therein resulting from such increase. The Borrowers shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01  TAXES.

      (a) Any and all payments by the Borrowers to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Avnet shall make such deductions, (iii) Avnet shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, Avnet shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

      (b) In addition, the Borrowers agree to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

      (c) If any Borrower shall be required to deduct or pay any taxes or other taxes from or in respect of any sum payable under any loan document to the Administrative Agent or any Lender, Avnet shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such taxes or other taxes had not been imposed.

      (d) The Borrowers agree to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability

(including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

      3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency (the "Applicable Currency")), or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to Avnet through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the Applicable Currency or, if the Applicable Currency is Dollars, to convert Base Rate Committed Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and Avnet that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the applicable Borrower shall also pay interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

      3.03 INABILITY TO DETERMINE RATES. (a) If the Administrative Agent determines in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (i) deposits in the relevant currency are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (ii) adequate and reasonable means do not exist for determining the Eurocurrency Base Rate for such Eurocurrency Rate Loan, or (iii) the Eurocurrency Base Rate for such Eurocurrency Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly notify Avnet and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing, conversion or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

      (b) If any Mandatory Cost Reference Lender's Commitment shall terminate (otherwise than on termination of the Aggregate Commitments), or for any reason whatsoever any Mandatory Cost Reference Lender shall cease to be a Lender hereunder, such Mandatory Cost Reference Lender shall thereupon cease to be a Mandatory Cost Reference Lender, and, when necessary, the Mandatory Cost Rate shall be determined on the basis of the rates as notified by the remaining Mandatory Cost Reference Lenders in accordance with Schedule 1.01(m).

      3.04  INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

      (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized, as to Eurocurrency Rate Loans, in the determination of the Eurocurrency Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the applicable Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

      (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the applicable Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

      3.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

      (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

      (b) any assignment of Loans undertaken by any Lender pursuant to any increase in Commitments requested by Avnet pursuant to Section 2.14; or

      (c) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Avnet;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

      For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Base Rate used in determining the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the applicable offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

      3.06  MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

      (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

      (b) Upon any Lender's making a claim for compensation under Section 3.01 or 3.04, Avnet may remove or replace such Lender in accordance with Section 9.18.

      3.07 SURVIVAL. All of the Borrowers' obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations.

                                   ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

      (a) Unless waived by all the Lenders (or by the Administrative Agent with respect to immaterial matters or items specified in clause (v) below or opinions in respect of Designated Borrowers under clause (vii) below, with respect to which Avnet has given assurances satisfactory to the Administrative Agent that such items shall be delivered promptly and in no event later than 15 days (or with respect to any Arizona tax good standing certificate required to be delivered pursuant to clause (v) below, 45 days) following the Closing Date, the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent, the Lenders and their respective legal counsel:

            (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and Avnet;

            (ii) Committed Loan Notes executed by each Borrower in favor of each Lender requesting such a Note, each in a principal amount equal to such Lender's Commitment;

            (iii) a Swing Line Note executed by Avnet in favor of the Swing Line Lender in the principal amount of the Swing Line Sublimit;

            (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of the secretary or assistant secretary of each Loan Party as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

            (v) such evidence as the Administrative Agent may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in
      (A) its jurisdiction of organization, (B) the jurisdiction of the location of its chief executive offices and (C) each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on the business, financial position or results of operations of such Loan Party, including certified copies of each Loan Party's Organization Documents, certificates of good standing and/or qualification to engage in business and (to the extent generally available) tax good standing certificates;

            (vi) a certificate signed by a Responsible Officer of Avnet certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has or could be reasonably expected to have a material adverse change in or to the property, assets, business, condition (financial or otherwise) or operations of Avnet and its Consolidated Subsidiaries or the ability of any Borrower to perform its respective obligations under the Loan Documents to which it is a party, and (C) the current Debt Ratings in respect of Long-Term Debt;

            (vii) an opinion of counsel to Avnet in form and substance satisfactory to the Administrative Agent addressing the matters set forth on Exhibit I;

            (viii) evidence that (A) all amounts outstanding and owing under the Prior Credit Facilities (including all principal, interest, fees and expenses) have been or concurrently with the Closing Date are being repaid or paid, (B) all commitments of the lenders party to the Prior Credit Facilities have been terminated, and (C) all Liens securing obligations under the Prior Credit Facilities have been or concurrently with the Closing Date are being released; and

            (ix) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

      (b) Any fees required to be paid on or before the Closing Date shall have been paid.

      (c) Unless waived by the Administrative Agent, Avnet shall have paid all Attorney Costs of the Administrative Agent and the Arranger to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Avnet and the Administrative Agent or Avnet and the Arranger).

      (d)   The Closing Date shall occur on or prior to October 25, 2001.

      4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Request for Credit Extension requesting only a conversion of Loans to the other Type or a continuation of Loans as the same Type) is subject to the following conditions precedent:

      (a) The representations and warranties of Avnet contained in Article V, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

      (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

      (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

      (d) If the applicable Borrower is a Designated Borrower, then the conditions of Section 9.10 to the designation of such Borrower as a Designated Borrower shall have been met to the reasonable satisfaction of the Administrative Agent.

      Each Request for Credit Extension (other than a Request for Credit Extension requesting only a conversion of Loans to the other Type or a continuation of Loans as the same Type) shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

      Avnet represents and warrants that:

      5.01 CORPORATE EXISTENCE AND POWER. Avnet and each of its Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization and have all corporate (or equivalent) powers and all material governmental licenses, authorizations, consents and approvals required to carry on their respective businesses as now conducted.

      5.02 CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution and delivery by each of the Borrowers of this Agreement (and, in the case of any Designated Borrower, of the applicable Designated Borrower Certificate) and by the Guarantor of the Guaranty Agreement and the performance by the Loan Parties of their respective obligations hereunder or thereunder are within the corporate (or equivalent) power of each such Loan Party, have been duly authorized by all necessary corporate (or other) action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for any such action or filing that has been taken and is in full force and effect) and do not contravene, or constitute a default under, any provision of applicable law or regulation (except such violations not having a material adverse effect on any Loan Party) or of the Organizational Documents of any Loan Party, or of any material agreement, judgment, injunction, order, decree or other material instrument binding upon any Loan Party.

      5.03 BINDING EFFECT. This Agreement constitutes a legal, valid and binding obligation of each Borrower, enforceable against each such Borrower in accordance with its terms. The Guaranty Agreement when executed and delivered by the Guarantor will constitute, a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

      5.04 FINANCIAL INFORMATION. Avnet has furnished the Lenders with its audited consolidated statement of financial position as of June 29, 2001 together with the related consolidated statement of earnings, cash flows and stockholders' equity as of June 29, 2001. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP and show all liabilities of Avnet and its Consolidated Subsidiaries required to be shown in accordance with GAAP. The balance sheet of Avnet and its Consolidated Subsidiaries included with such audited statement of financial position fairly presents the condition of Avnet and its Consolidated Subsidiaries as at the date thereof, and the statement of income and statement of cash flows fairly present the results of the operations and cash flows of Avnet and its Consolidated Subsidiaries for the periods indicated. Since June 29, 2001, there has been no material adverse change in or to the property, assets, business, condition (financial or otherwise) or operations of Avnet and its Consolidated Subsidiaries or the ability of any Borrower to perform its obligations under this Agreement.

      5.05 LITIGATION. Except as set forth on Schedule 5.05, there is no action, suit or proceeding pending against, or to the knowledge of Avnet threatened against or affecting, Avnet or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which would materially adversely affect the business or the consolidated results of operations of Avnet and its Subsidiaries, or which in any manner draws into question the validity of any Loan Document.

      5.06  COMPLIANCE WITH ERISA, TAXES.

      (a) Except as set forth on Schedule 5.06, each member of the ERISA Group has fulfilled its obligations in all material respects under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or

Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which in either event has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums or similar items under Section 4007 of ERISA.

      (b) Avnet and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.

      5.07 ENVIRONMENTAL MATTERS. Except as disclosed in public filings made by Avnet with the Securities and Exchange Commission or except as set forth on
Schedule 5.07:

      (a) No written notice, notification, demand, request for information, citation, summons, complaint or order has been issued or filed, no penalty has been assessed in any material amount and to the best knowledge of Avnet, no investigation or review is pending or threatened by any governmental or other entity that could reasonably be expected to result in a material adverse effect to Avnet and its Subsidiaries taken as a whole, (i) with respect to any alleged violation of any Environmental Laws in connection with the conduct of Avnet or any of its Subsidiaries and relating to a Hazardous Substance or (ii) with respect to any alleged failure to have any permit, certificate, license, approval, registration or authorization required in connection with the conduct of Avnet or any of its Subsidiaries relating to a Hazardous Substance or (iii) with respect to any generation, treatment, storage, recycling, transportation, disposal, or release (including a release as defined in 42 U.S.C. Section 9601(22)) ("Release") of a Hazardous Substance used by Avnet or any of its Subsidiaries, which alleged violation, alleged failure to have any required permit, certificate, license, approval, or registration, or generation, treatment, storage, recycling, transportation, disposal or release, individually or in the aggregate, is reasonably likely to result in liability to Avnet and/or any of its Subsidiaries in excess of $35,000,000 individually or in the aggregate.

      (b) (i) To the best of Avnet's knowledge, there has been no Release of a Hazardous Substance at, on or under any property used in by Avnet or any of its Subsidiaries or for which Avnet or any of its Subsidiaries would be liable, which Release, individually or in combination with other such Releases on such property, is reasonably likely to result in liability to Avnet and/or any of its Subsidiaries in excess of $35,000,000 individually or in the aggregate; (ii) to the best of Avnet's knowledge, neither Avnet nor any of its Subsidiaries has, other than as a generator or in a manner not regulated under the Environmental Laws, handled any "hazardous waste" (as defined in 42 U.S.C. Section 6903(5)) on any property used by Avnet or any of its Subsidiaries or for which Avnet or any of its Subsidiaries would be liable; (iii) to the best of Avnet's knowledge, no polychlorinated biphenyl ("PCB") in concentrations greater than 50 parts per million, friable asbestos, or underground storage tank (in use or abandoned) is at any property used by Avnet or any of its Subsidiaries or for which Avnet or any of its Subsidiaries would be liable, except for such PCBs, friable asbestos or underground storage tanks that are not reasonably likely, individually or in the aggregate, to result in liability to Avnet and/or any of its

Subsidiaries in excess of $35,000,000 individually or in the aggregate; and (iv) to the best of Avnet's knowledge, no unreported Hazardous Substance is present in a threshold planning quantity where such quantity has been established pursuant to the Federal Emergency Planning and Community Right to Know Act of 1986.

      (c) To the best knowledge of Avnet, neither Avnet nor any of its Subsidiaries has transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Comprehensive Environmental Response, Compensation and Liability Information System, as amended ("CERCLIS"), or on any similar state list or which is the subject of any federal, state or local enforcement action or other investigation which may lead to claims for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA that are reasonably likely, individually or in the aggregate, to result in liability to Avnet and/or any of its Subsidiaries in excess of $35,000,000 individually or in the aggregate.

      (d) No written notification of a Release of a Hazardous Substance has been filed by or on behalf of Avnet or any of its Subsidiaries or with regard to a Release not otherwise disclosed in Schedule 5.07, which Release, individually or in combination with other such Releases, is reasonably likely to result in liability for Avnet and/or any of its Subsidiaries in excess of $35,000,000 individually or in the aggregate.

      (e) There have been no environmental audits or similar investigations conducted by or which are in the possession of Avnet or any of its Subsidiaries in relation to any property used by Avnet or any of its Subsidiaries or for which Avnet or any of its Subsidiaries would be liable, which identify one or more environmental liabilities of Avnet and/or any of its Subsidiaries not otherwise disclosed in Schedule 5.07 and which are reasonably likely to exceed $35,000,000 individually or in the aggregate.

      5.08 DISCLOSURE. No statement, information, report, representation, or warranty made by Avnet or any of its Subsidiaries herein or in any document executed in connection herewith or furnished to the Administrative Agent or any Lender by or on behalf of any Borrower in connection herewith or any document executed in connection herewith contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      5.09 SUBSIDIARIES. Set forth on Schedule 5.09 is a complete and accurate list of all of the Subsidiaries of Avnet as of the Closing Date, showing as to each such Subsidiary the percentage of the outstanding shares of each class of capital stock owned (directly or indirectly) by Avnet or any other Subsidiary of Avnet. All of the outstanding capital stock or other equity interests of all of such Subsidiaries have been validly issued, are fully paid and non-assessable and, except as set forth on Schedule 5.09, are owned directly or indirectly by Avnet or any of its Subsidiaries (other than directors' qualifying shares or nominee shares which are required for Foreign Subsidiaries pursuant to local law), as the case may be, free and clear of all Liens other than a Lien permitted by Section 6.07 hereof. Each corporate Subsidiary of Avnet is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and has obtained all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except for those whose absence has not had a material adverse effect on such Subsidiary.

      5.10 NOT AN INVESTMENT COMPANY. Neither Avnet nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      5.11 MARGIN STOCK. Neither Avnet nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan or L/C Borrowing, nor any Letter of Credit, will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U, Regulation T or Regulation X.

      5.12 COMPLIANCE WITH LAWS. Except as set forth on Schedule 5.12 or as previously disclosed in writing to the Lenders, Avnet and each of its Subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations, and is not in violation of, or in default under, any term or provision of any charter, bylaw, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ or injunction applicable to it, except for any such violations, defaults or failures to comply which would not be reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, financial position or results of operations of Avnet and its Subsidiaries taken as a whole, or on the ability of any Loan Party to perform its obligations under any Loan Document.

      5.13 NO MATERIAL ADVERSE CHANGE. During the period commencing on June 29, 2001 through and including the Closing Date no event has occurred which has or would reasonably be likely to have a material adverse effect on the business, assets, condition (financial or otherwise) or prospects of Avnet and its Subsidiaries, taken as a whole.

      5.14 ABSENCE OF LIENS AND ENCUMBRANCES. There are no mortgages, deeds of trust, pledges, liens, security interests or charges or encumbrances (including liens or retained security titles of conditional vendors) of any nature whatsoever on any properties or assets of Avnet or any of its Subsidiaries, except as otherwise permitted under Section 6.07 hereof.

      5.15 DEBT. Other than as set forth in Avnet's financial statements dated June 29, 2001 and other than any individual item of Debt not exceeding $15,000,000, there is no Debt of Avnet or any of its Subsidiaries outstanding as of the Closing Date except as set forth on Schedule 5.15.

      5.16 CONTINGENT LIABILITIES. To the best of Avnet's knowledge after due inquiry, other than as previously disclosed by Avnet to the Lenders in writing, there are no material contingent liabilities of Avnet or its Subsidiaries as of the Closing Date which would be reasonably likely to have a material adverse effect on the financial condition of Avnet and its Subsidiaries taken as a whole.

      5.17 INVESTMENTS. Set forth on Schedule 5.17 is a complete and accurate list as of the Closing Date of all Investments by Avnet or any of its Subsidiaries in any Person, other than

(a) Permitted Investments and (b) investments by Avnet or any of its Subsidiaries in a Subsidiary.

                                   ARTICLE VI.
                                    COVENANTS

      Avnet hereby covenants and agrees that so long as this Agreement is in effect and until the Loans, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated, Avnet shall, and shall cause its Subsidiaries to, perform and comply with the following covenants:

      6.01 INFORMATION. Avnet shall mail or deliver (subject to the last paragraph of this Section 6.01) to the Administrative Agent and each of the
Lenders:

      (a) as soon as available and in any event within 120 days after the end of each fiscal year of Avnet, a consolidated balance sheet of Avnet and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and, with respect to such financial information for Avnet and its Subsidiaries, such consolidated statements shall be audited statements by Arthur Andersen LLP or other independent public accountants of nationally recognized standing and containing an unqualified opinion of such accountants;

      (b) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each fiscal year of Avnet, a consolidated balance sheet of Avnet and its Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter and for the portion of Avnet's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, all certified (subject to normal year-end audit adjustments and the absence of footnotes) as to fairness of presentation, GAAP and consistency by the chief financial officer, the chief accounting officer or the treasurer of Avnet;

      (c) simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) of this Section, and on the Maturity Date, a Compliance Certificate signed by a Responsible Officer of Avnet (i) stating whether, to the best of such officer's knowledge after due inquiry, there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action that Avnet is taking or proposes to take with respect thereto, (ii) containing calculations of the financial covenants set forth in
Section 6.11 and the covenant set forth in Section 6.15, (iii) setting forth (A) the amount contemplated by Section 2.09(c)(ii)(A), and (B) the aggregate amount of Attributable Indebtedness of any Securitization Subsidiary outstanding as of the last day of such Fiscal Quarter, and (iv) stating whether, since the date of the most recent financial statements previously delivered pursuant to subsection
(a) or (b) of this Section, there has been a change in GAAP applied in preparing the financial statements then being delivered from those applied in preparing the most recent audited financial statements so delivered which is material to the financial statements then being delivered;

      (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default under Section 6.11 existed and continued to exist on the date of such statements;

      (e) within fifteen Business Days after any Responsible Officer obtains knowledge of any Default, if such Default is then continuing, a certificate of the treasurer, controller or chief financial officer of Avnet setting forth the details thereof and the action which Avnet is taking or proposes to take with respect thereto;

      (f) promptly upon the mailing thereof to the shareholders of Avnet or any of its Subsidiaries generally, copies of all financial statements, reports and proxy statements so mailed;

      (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which Avnet or any of its Subsidiaries shall have filed with the Securities and Exchange Commission;

      (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of the incurrence of complete or partial withdrawal liability with respect to any Multi-employer Plan under Title IV of ERISA or notice that any Multi-employer Plan is in reorganization, is not solvent or has been terminated, a copy of such notice;
(iii) receives notice from the PBGC under Title IV of ERISA of its intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, a certificate of the chief financial officer or the chief accounting officer of Avnet setting forth details as to such occurrence and action, if any, which Avnet or any applicable member of the ERISA Group is required or proposes to take;

      (i) as soon as reasonably practicable after any Responsible Officer obtains knowledge of the commencement of, or of a material threat of the commencement of, an action, suit or proceeding against Avnet or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would after the application of applicable insurance materially and adversely affect the business, financial position, results of operations or prospects of Avnet and its Consolidated Subsidiaries, in each case considered as a whole, or which in any manner questions the validity of any Loan Document, a written report informing the Lenders in reasonable detail of the nature of such pending or threatened action, suit or proceeding and will provide such additional information as may be reasonably requested by the Administrative Agent at the request of any Lender;

      (j) the commencement of any material litigation or proceeding against Avnet or any Subsidiary relating to any Environmental Laws; or

      (k) from time to time such additional information regarding the financial position or business of Avnet and its Subsidiaries, as the Administrative Agent or any Lender may reasonably request.

Reports required to be delivered pursuant to Sections 6.01(a), (b), (f) (to the extent any such financial statements, reports or proxy statements are included in materials otherwise filed with the SEC) or (g) may be delivered electronically and if so, shall be deemed to have been delivered on the date on which Avnet posts such reports either: (i) on Avnet's website on the Internet at the website address listed on Schedule 9.02 hereof; or (ii) when such report is posted electronically on IntraLinks/IntraAgency or other relevant website (whether a commercial, third-party website or whether sponsored by the Administrative Agent), if any, on Avnet's behalf; provided that: (x) Avnet shall deliver paper copies of such reports to the Administrative Agent or any Lender who requests Avnet to deliver such paper copies until written request to cease delivering paper copies is given by the Administrative Agent or such Lender; (y) Avnet shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such reports; and (z) in every instance Avnet shall provide paper copies of the Compliance Certificates required by subsection (c) above to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the reports referred to above, and in any event shall have no responsibility to monitor compliance by Avnet with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such reports.

      6.02 PAYMENT OF OBLIGATIONS. Avnet shall pay and discharge, and shall cause each of its Subsidiaries to pay and discharge, at or before maturity, all its respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith or where Avnet or the applicable Subsidiary is requesting an extension in good faith, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

      6.03  MAINTENANCE OF PROPERTY; INSURANCE

      (a) Avnet shall keep, and shall cause each of its Subsidiaries to keep, all property materially useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

      (b) Avnet shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and responsible insurance companies or through self-insurance, insurance on all their respective properties in at least such amounts and against such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Lenders, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

      6.04 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Avnet will continue and will cause each Subsidiary (other than a Subsidiary which is a Non-Core Subsidiary) and each division (other than a division which is a Non-Core Division) to continue, to engage in business of the same general type as now conducted by Avnet and each of its Subsidiaries and each of its divisions, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries (other than a Subsidiary which is a Non-Core Subsidiary) to preserve, renew and keep in full force and effect their respective corporate existences and, except for any such rights, privileges and franchises the failure to preserve which would not in the aggregate have a material adverse effect on Avnet and its Subsidiaries taken as a whole or the ability of any Loan Party to perform any of its obligations under any Loan Document; provided that nothing in this Section 6.04 shall prohibit (a) (i) the merger of a Subsidiary of Avnet into Avnet, (ii) the merger of any Designated Borrower into another Designated Borrower or (iii) the merger or consolidation of any Subsidiary of Avnet which is not a Designated Borrower with or into another Person if (A) the corporation surviving such consolidation or merger is a Wholly-Owned Consolidated Subsidiary of Avnet, (B) in respect of any such merger involving a Designated Borrower, such Designated Borrower is the surviving entity and (C) such merger or consolidation is not prohibited by
Section 6.14(h); provided that, in each case (i), (ii) and (iii), after giving effect to any such merger or consolidation, no Default or Event of Default shall have occurred and be continuing and (b) the termination of the corporate (or equivalent) existence of any Subsidiary of Avnet that is not a Designated Borrower or the discontinuation or alteration of any line of business of Avnet or any of its Subsidiaries if Avnet in good faith determines that such termination or alteration is in the best interest of Avnet or such Subsidiary, as the case may be, and if such termination or alteration is not materially disadvantageous to the Lenders.

      6.05 COMPLIANCE WITH LAWS. Avnet shall comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) the failure to comply with which would have a material adverse effect on Avnet and its Subsidiaries taken as a whole or the ability of any Loan Party to perform any of its obligations under any Loan Document, except where the necessity of compliance therewith is contested in good faith.

      6.06 INSPECTION OF PROPERTY, BOOKS AND RECORDS. Avnet shall keep, and shall cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and, except to the extent prohibited by applicable law, rule, regulations or orders, will permit, and will cause each of its Subsidiaries to permit, representatives of any Lender at such Lender's expense to visit and inspect any of its respective properties, to examine and make abstracts from any of its respective books and records and to discuss its respective affairs, finances and accounts with its respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

      6.07 NEGATIVE PLEDGE. Avnet shall not nor will it permit any of its Subsidiaries to create, assume or suffer to exist any Lien on any asset (including revenues) now owned or hereafter acquired by it, except:

      (a) Liens existing on the date of this Agreement securing Debt outstanding on such date and, in the case of any individual item of such secured Debt exceeding $15,000,000, as set forth in the Audited Financial Statements or as set forth on Schedule 6.07;

      (b) any Lien on any fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attached to such asset concurrently with or within 90 days after the acquisition thereof;

      (c) Liens on inventory acquired in the ordinary course of business to secure the purchase price of such inventory or to secure indebtedness incurred solely for the purpose of financing the acquisition of such inventory;

      (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and which are not overdue for a period of more than 30 days or which are being contested in good faith;

      (e) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith;

      (f) Liens imposed by law on pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation (other than ERISA) which do not interfere with or adversely affect in any material respect the ordinary conduct of the business of Avnet or any of its Subsidiaries;

      (g) deposits to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety bonds (other than in relation to judgments), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

      (h) easements, right-of-way, zoning and similar restrictions and other encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not interfere with or adversely affect in any material respect the ordinary conduct of the business of Avnet and its Subsidiaries taken as a whole;

      (i)   any Lien arising pursuant to this Agreement;

      (j) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien, to the extent such Lien is permitted by any of the foregoing clauses of this Section; provided that such Debt is not increased and is not secured by any additional assets;

      (k) the interest of a purchaser of Permitted Receivables acquired pursuant to, or any Lien on the assets of a Securitization Subsidiary granted pursuant to, one or more Permitted Securitizations resulting in Attributable Indebtedness in an aggregate amount not exceeding $750,000,000 at any one time for all such Permitted Securitizations together; and

      (l) other Liens (other than Liens incurred in connection with a Permitted Securitization); provided that the aggregate amount of Debt secured by all such Liens together shall not exceed $75,000,000 at any time.

      6.08  CONSOLIDATIONS, MERGERS AND SALES OF ASSETS.

      (a) Avnet shall not, nor shall it permit any of its Subsidiaries to, consolidate or merge with or into any other Person except as permitted in accordance with Section 6.04 and except for the merger of any Person into Avnet, provided that (i) Avnet is the surviving entity and (ii) after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

      (b) Avnet shall not, nor shall it permit any of its Subsidiaries to, make any Asset Sale, except a sale or transfer of Permitted Receivables pursuant to one or more Permitted Securitizations resulting in Attributable Indebtedness in an aggregate amount not exceeding $750,000,000 at any one time for all such Permitted Securitizations together.

      6.09 USE OF PROCEEDS. Avnet shall, and shall cause each other Borrower to, use the proceeds of any Credit Extension made to such Borrower to finance the general corporate purposes of such Borrower (including back-up of commercial paper and acquisitions otherwise permitted hereunder).

      6.10 ORGANIZATIONAL DOCUMENTS. Subject to changes otherwise expressly permitted hereunder (including any permitted dissolutions pursuant to this Agreement), Avnet shall not, nor shall it permit any of its Subsidiaries to, amend its Organizational Documents in any manner which reasonably could adversely affect the rights of the Lenders under any Loan Document or their ability to enforce the same.

      6.11  FINANCIAL COVENANTS.

      (a) Minimum Interest Coverage Ratio. Avnet and its Subsidiaries shall maintain, as of the end of each Fiscal Quarter set forth below (commencing with the Fiscal Quarter ending nearest September 30, 2001), a ratio of EBITDA to Interest Expense (computed for the four Fiscal Quarter period then ending) of no less than the correlative ratios set forth below:

               QUARTERLY PERIOD                     MINIMUM INTEREST COVERAGE RATIO
               ----------------                     -------------------------------
Fiscal Quarter ending nearest September 30, 2001              1.75 to 1.00
Fiscal Quarter ending nearest December 31, 2001               1.75 to 1.00
Fiscal Quarter ending nearest March 31, 2002                  1.75 to 1.00
Fiscal Quarter ending nearest June 30, 2002                   2.00 to 1.00
Fiscal Quarter ending nearest September 30, 2002              2.25 to 1.00
Fiscal Quarter ending nearest December 31, 2002               2.50 to 1.00
Fiscal Quarter ending nearest March 31, 2003                  2.75 to 1.00
Fiscal Quarter ending nearest June 30, 2003                   3.00 to 1.00
Fiscal Quarter ending nearest September 30, 2003              3.25 to 1.00
Fiscal Quarter ending nearest December 31, 2003
and thereafter                                                3.50 to 1.00

      (b) Minimum Net Worth. Avnet and its Subsidiaries on a consolidated basis shall maintain as of the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending nearest September 30, 2001) Net Worth not less than the sum of (i) an amount equal to 85% of Net Worth as of the last day of the Fiscal Quarter ended nearest June 30, 2001 plus (ii) 50% of positive Net Income (without deduction for loss) for each Fiscal Quarter ending subsequent to the Fiscal Quarter ended nearest June 30, 2001 plus (iii) 50% of any increase in shareholders' equity (as determined in accordance with GAAP) resulting from any issuance of capital stock from and after the last day of the Fiscal Quarter ended nearest June 30, 2001.

      (c) Maximum Leverage Ratio. Avnet and its Subsidiaries shall not permit the Leverage Ratio at any time to be greater than 55%.

      6.12 LIMITATIONS ON FUNDED DEBT. Avnet shall not, nor shall it permit any of its Subsidiaries to, incur any Funded Debt unless (a) at the time such Funded Debt is incurred, no Default or Event of Default exists and (b) after giving effect to the incurrence of such Funded Debt on a pro forma basis as if such Funded Debt had been incurred on the first day of the four Fiscal Quarter period most recently ended, each of the covenants in Section 6.11 shall be satisfied.

      6.13 PARI PASSU. All the payment obligations of each Borrower arising under or pursuant to this Agreement will at all times rank pari passu with all other unsecured and unsubordinated payment obligations and liabilities (including contingent obligations and liabilities) of such Borrower (other than those which are mandatorily preferred by laws or regulations of general application).

      6.14 INVESTMENTS. Avnet shall not, nor shall it permit any of its Subsidiaries to, acquire or hold any Investments other than:

      (a)   Investments existing on the date hereof and listed on Schedule 5.17;

      (b)   Permitted Investments;

      (c) advances to officers, directors and employees of Avnet and its Subsidiaries in an aggregate amount not to exceed $2,500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

      (d)   Investments of any Subsidiary in Avnet or another Subsidiary;

      (e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

      (f) servicer advances made pursuant to one or more Permitted Securitizations, each for a term not exceeding three months, not to exceed $750,000,000 in the aggregate at any time for all such advances then outstanding and undertaken pursuant to one or more Permitted Securitizations;

      (g) investments in a Securitization Subsidiary pursuant to one or more Permitted Securitizations resulting in Attributable Indebtedness in an aggregate amount not exceeding $750,000,000 at any one time for all such Permitted Securitizations together;

      (h) acquisitions of all or substantially all of the assets or business of any other Person engaged in the same or similar business as Avnet, or of a division of a Person engaged in such a business, or of ownership or control of at least a majority of all the Voting Stock of such a Person (together, an "Acquisition"); provided that (i) no Default or Event of Default exists or would exist before or after giving effect to such Acquisition, (ii) the board of directors or other governing body of such Person whose property or Voting Stock is being so acquired has approved the terms of such Acquisition, (iii) on or before 20 days prior to consummation of such Acquisition, Avnet can demonstrate to the Lenders that (on a pro forma basis as to the financial covenants set forth in Section 6.11, as set forth in a Compliance Certificate signed by a Responsible Officer of Avnet and delivered to the Administrative Agent) after giving effect to such Acquisition it will continue to comply through the term of this Agreement with all the terms and conditions of each Loan Document, (iv) total cash consideration (including deferred payments) paid or payable by Avnet and its Subsidiaries in connection with any and all Acquisitions consummated after the Closing Date does not exceed together in the aggregate (A) $150,000,000 for all such Acquisitions consummated during the four Fiscal Quarter period commencing on or about October 1, 2001, (B) $250,000,000 for all such Acquisitions consummated during the four Fiscal Quarter period commencing on or about October 1, 2002, and (C) $350,000,000 for all such Acquisitions consummated thereafter, and (v) Avnet has provided to the Administrative Agent and the Lenders such financial and other information regarding the Person whose property or Voting Stock is being so acquired, including historical financial statements, and a description of such Person, as the Administrative Agent or the Required Lenders has reasonably requested;

      (i) Investments of Avnet in any Subsidiary, provided that any such Investment shall not be undertaken in contemplation of or for the purpose of consummating an Acquisition, except to the extent otherwise permitted by subsection (h) above;

      (j) Investments constituting obligations or entitlements (contingent or otherwise) of Avnet or any of its Subsidiaries existing or arising under any rate swap, basis swap, forward rate transaction, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option, or any other, similar transaction (including any option to enter into any of the foregoing) that is entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held, or reasonably anticipated, by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view" (each, a "Permitted Hedge Transaction"); and

      (k) Investments not otherwise permitted hereunder and not constituting Acquisitions, provided that the aggregate amount of such other Investments made during any four consecutive Fiscal Quarters shall not exceed $50,000,000 for all such Investments together.

      6.15 CAPITAL EXPENDITURES. Avnet shall not, nor shall it permit any of its Subsidiaries to, make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures made in the ordinary course of business and not exceeding (a) $150,000,000 in the aggregate for all such capital expenditures together during any four consecutive Fiscal Quarter period ending on or prior to the last day of the Fiscal Quarter ending nearest June 30, 2002, or (b) $160,000,000 in the aggregate for all such capital expenditures together during any four consecutive Fiscal Quarter period ending on or after September 30, 2002; provided that Avnet and its Subsidiaries may make or become legally obligated to make capital expenditures in the ordinary course of business not exceeding (x) $225,000,000 in the aggregate for all such capital expenditures together during any four consecutive Fiscal Quarter period as of the last day of which Avnet has maintained a ratio of EBITDA to Interest Expense (computed for the four Fiscal Quarter period then ending) equaling or exceeding
3.50 to 1.00, or (y) $300,000,000 in the aggregate for all such capital expenditures together during any four consecutive Fiscal Quarter period as of the last day of which Avnet has maintained a ratio of EBITDA to Interest Expense (computed for the four Fiscal Quarter period then ending) equaling or exceeding
4.00 to 1.00.

                                  ARTICLE VII.
                                EVENTS OF DEFAULT

      7.01 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an event of default hereunder (individually, an "Event of Default" and collectively, the "Events of Default"):

      (a) Any Borrower shall fail to pay (i) when due any principal of any Loan or L/C Borrowing taken by such Borrower or (ii) within five days after the same shall become due, any interest on any Loan or L/C Borrowing, taken by such Borrower or any fees or any other amount payable by such Borrower hereunder;

      (b) Any Borrower shall fail to observe or perform any covenant contained in Section 6.01 hereof (other than in Section 6.01(f) hereof) for 15 days after written notice of such failure shall have been given to Avnet by the Administrative Agent or any Lender;

      (c) Any Borrower shall fail to observe or perform any covenant contained in Sections 6.01(f), 6.07, 6.08, 6.09, 6.11 and 6.12 hereof;

      (d) Any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b) or (c) above) for 30 days after written notice of such failure shall have been given to Avnet by the Administrative Agent or any Lender;

      (e) Any representation, warranty, certification or statement made or deemed made by (i) any Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant hereto or (ii) by the Guarantor in the Guaranty Agreement, shall prove to have been incorrect in any material respect when made (or deemed made);

      (f) Any Borrower or any Material Subsidiary shall fail to make any payment (including an interest payment) when due or within any applicable grace period in respect of any Debt or obligation in excess of $35,000,000;

      (g) Any event or condition shall occur which (i) results in the acceleration of the maturity of any Debt or obligation of any Borrower or any Material Subsidiary in excess of $35,000,000 or (ii) enables the Person to whom any such Debt or obligation is owed, or any Person acting on such Person's behalf, to accelerate the maturity thereof;

      (h) Any Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any Debtor Relief Laws now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

      (i) An involuntary case or other proceeding shall be commenced against any Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any Debtor Relief Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Borrower under the federal bankruptcy laws as now or hereafter in effect;

      (j) Any Borrower shall admit its inability to pay its debts as and when they fall due, or convenes a meeting of its creditors for the purpose of proposing, or otherwise proposes or enters into, any composition or arrangement with its creditors or any group or class thereof, or anything analogous to, or having a substantially similar effect to, any of the events specified in this subsection (j) or in subsections (h) or (i) above occurs in any jurisdiction;

      (k) This Agreement or any document executed in connection herewith, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all obligations incurred hereby or in connection herewith, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Loan Party denies that it has any or further liability or obligation under this Agreement or any document executed in connection herewith, or purports to revoke, terminate or rescind this Agreement or any document executed in connection herewith; or

      (l) The occurrence of any of the following events with respect to any Material Subsidiary that is not a Designated Borrower and the same shall not have been cured or otherwise remedied to the satisfaction of the Required Lenders within 10 days:

            (i) Any such Person shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any Debtor Relief Laws now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (ii) An involuntary case or other proceeding shall be commenced against any such Person seeking liquidation, reorganization or other relief with respect to it or its debts under any Debtor Relief Laws now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any such Person under the federal bankruptcy laws as now or hereafter in effect; or

            (iii) Any such Person shall admit its inability to pay its debts as and when they fall due, or convenes a meeting of its creditors for the purpose of proposing, or otherwise proposes or enters into, any composition or arrangement with its creditors or any group or class thereof, or anything analogous to, or having a substantially similar effect to, any of the events specified in this clause (iii) or in clause
      (i) or (ii) above occurs in any jurisdiction;

      (m) Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $50,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate any Plan which is then a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Plan which is then a Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan which is then a Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multi-employer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation, that is, an obligation or series of obligations payable within 12 months, in excess of $50,000,000;

      (n) An uninsured judgment or order for the payment of money in excess of $50,000,000 shall be rendered against Avnet or any of its Subsidiaries and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;



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      (o)   There occurs a Change of Control; or

      (p) The guaranty given by the Guarantor pursuant to the Guaranty Agreement shall cease to be in full force and effect at any time, or the Guarantor or any Person acting for or on behalf of the Guarantor shall deny or disaffirm the Guarantor's obligations under the Guaranty Agreement.

      7.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

      (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

      (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

      (c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

      (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(h) of (i) of Section 7.01, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case, without further act of the Administrative Agent or any Lender.

                                  ARTICLE VIII.
                              ADMINISTRATIVE AGENT

      8.01  APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

      (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the


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Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the benefits and immunities (i) provided to the Administrative Agent in this Article VIII with respect to any acts taken or omission suffered by the L/C Issuer in connection with Letters of credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Article VIII included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

      8.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

      8.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

      8.04  RELIANCE BY ADMINISTRATIVE AGENT.

      (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel


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(including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

      (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

      8.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or Avnet referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article VII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

     8.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related


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Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

      8.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have been caused primarily by such Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and costs and expenses in connection with the use of IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

      8.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.



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      8.09  SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by Avnet at all times other than during the existence of an Event of Default (which consent of Avnet shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and Avnet, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the respective terms "Administrative Agent," "L/C Issuer" and "Swing Line Lender" shall mean such successor administrative agent, letter of credit issuer and swing line lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated (provided that the retiring Administrative Agent, L/C Issuer or Swing Line Lender, as the case may be, shall retain all rights then existing under Sections 8.07 and 9.05), without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession. Notwithstanding the foregoing, after any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article VIII and Sections 9.04 and 9.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

      8.10 OTHER AGENTS; LEAD MANAGERS. None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE IX.
                                  MISCELLANEOUS

      9.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Avnet or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and Avnet or the


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applicable Loan Party, as the case may be, and acknowledged by the
Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by each Lender and by Avnet, and acknowledged by the Administrative Agent, do any of the following:

      (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.06), except for any such increase made in accordance with Section 2.14;

      (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

      (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrowers to pay interest at the Default Rate;

      (d) change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder;

      (e) change the Pro Rata Share or Voting Percentage of any Lender (except for any change resulting from Section 2.14 or Section 3.06(b));

      (f) amend this Section, or Section 2.13, or any provision herein providing for consent or other action by all the Lenders; or

      (g)   release Avnet from the Guaranty Agreement;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer and Swing Line Lender in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the L/C Issuer or Swing Line Lender under this Agreement; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Agent/Arranger Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto. Notwithstanding anything to the contrary herein, any Lender that has a Voting Percentage of zero shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased (except for any such increase resulting from Section
2.14 or Section 3.06(b)) without the consent of such Lender.



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      9.02  NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

      (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 9.02; or, in the case of Avnet, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to Avnet, the Administrative Agent, the L/C Issuer and the Swing Line Lender. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article II shall be in writing (which may be by facsimile) and shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 9.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

      (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

      (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

      (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) believed in good faith to have been given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice believed in good faith to have been given by or on behalf of any Borrower. All telephonic notices to and


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other communications with the Administrative Agent may be recorded by the
Administrative Agent, and each of the parties hereto hereby consents to such recording.

      9.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      9.04 ATTORNEY COSTS, EXPENSES AND TAXES. Avnet agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses reasonably incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs and costs and expenses reasonably incurred (i) in connection with the use of IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement, and (ii) in connection with any increase of Commitments requested under Section 2.14, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

      9.05 INDEMNIFICATION BY AVNET. Whether or not the transactions contemplated hereby are consummated, Avnet agrees to indemnify, save and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors;
(b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, any predecessor loan documents, any Commitment, the use or contemplated use of the proceeds of any Credit Extension, or the relationship of any Loan Party, the Administrative Agent and the Lenders under this Agreement or any other Loan Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim,


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demand, action or cause of action described in subsection (a) or (b) above; and
(d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs (provided that costs and expenses of such Indemnitee's own counsel or which are otherwise incurred at the election of such Indemnitee shall be reasonable), as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"; provided that no Indemnitee shall be entitled to indemnification for any claim to the extent that such claim is determined in a final, nonappealable judgment by a court of competent jurisdiction to have been caused primarily by such Indemnitee's own gross negligence or willful misconduct). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

      9.06 PAYMENTS SET ASIDE. To the extent that any Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

      9.07  SUCCESSORS AND ASSIGNS.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment


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
of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000 Commitment, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Avnet otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of outstanding Swing Line Loans, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.07, 9.04 and 9.05). Upon request, the Borrowers (at their expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

      (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations, owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Any Lender may, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to


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
the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iii) release Avnet from the Guaranty Agreement. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and
3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.11 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.13 as though it were a Lender.

      (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Avnet's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless Avnet is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 9.17 as though it were a Lender.

      (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      (g) If the consent of Avnet to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 9.07(b)), Avnet shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by Avnet prior to such fifth Business Day.

      (h) As used herein, the following terms have the following meanings:

      "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by (i) the Administrative Agent, in the case of any assignment of a Committed Loan, (ii) the L/C Issuer, (iii) the Swing Line Lender, and (iv) unless (A) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (B) an Event of Default has


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
occurred and is continuing, Avnet (each such approval referred to in clauses (i) through (iv) not to be unreasonably withheld or delayed).

      "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 15 days' notice to Avnet and the Lenders, resign as L/C Issuer and/or (ii) upon five Business Days' notice to Avnet, terminate the Swing Line, in which case all outstanding Swing Line Loans shall immediately be due and payable by Avnet. In the event of any such resignation as L/C Issuer on termination of the Swing Line, Avnet shall be entitled (subject to the consent of such Lender) to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by Avnet to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or the termination of the Swing Line. as the case may be. Bank of America shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If Bank of America terminates the Swing Line, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Committed Loans or fund participations in outstanding Swing Line Loans pursuant to Section 2.03(c).

      9.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrowers;
(g) with the consent of Avnet; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a


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
nonconfidential basis from a source other than Avnet; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      9.09 COLLATERAL. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any "Margin Stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

      9.10  ADDITION OF DESIGNATED BORROWERS.

      (a) Avnet may at any time designate any Subsidiary of Avnet (an "Applicant Borrower") as a Designated Borrower hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a Designated Borrower Certificate executed by the Applicant Borrower and Avnet together with, in connection with the delivery of the first such Designated Borrower Certificate, a Guaranty Agreement in substantially the form of Exhibit G executed by Avnet in favor of the Administrative Agent for the benefit of the Lenders with respect to the Loans made to any such Applicant Borrower hereunder and such supporting resolutions, incumbency certificates and opinions of counsel as the Administrative Agent may reasonably request. Any such addition of a Designated Borrower shall be effective ten Business Days after the delivery of such Designated Borrower Certificate to the Administrative Agent. Such Applicant Borrower shall thereupon become a party hereto and a Designated Borrower hereunder and shall be (i) entitled to all rights and benefits of a Borrower hereunder and (ii) subject to all obligations of a Borrower hereunder. The Obligations of Avnet and each Designated Borrower that is not a Foreign Subsidiary shall be joint and several in nature. The Obligations of all Designated Borrowers that are Foreign Subsidiaries shall be several in nature.

      (b) Each Subsidiary of Avnet that becomes a "Designated Borrower" pursuant to this Section 9.10 hereby irrevocably appoints Avnet as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates


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
contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders or the Swing Line Lender, as applicable, to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by Avnet, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to Avnet in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

      9.11 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers or any other Loan Party, any such notice being waived by each Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify Avnet and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      9.12 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Avnet. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

      9.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.14 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document


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
shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

      9.15 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

      9.16 SEVERABILITY. Any provision of this Agreement and the other Loan Documents to which any Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      9.17 TAX FORMS(a) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (each, a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrowers pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrowers pursuant to this Agreement) or such other evidence satisfactory to Avnet and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (i) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Avnet and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrowers pursuant to this Agreement, (ii) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the applicable Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount


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
equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

      (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

      (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all Obligations and the resignation or replacement of the Administrative Agent.

      9.18  REMOVAL AND REPLACEMENT OF LENDERS.

      (a) Under any circumstances set forth herein providing that Avnet shall have the right to remove or replace a Lender as a party to this Agreement, Avnet may, upon notice to such Lender and the Administrative Agent, (i) remove such Lender by terminating such Lender's Commitment or (ii) replace such Lender by causing such Lender to assign its Commitment (without payment of any assignment fee) pursuant to Section 9.07(b) to one or more other Lenders or Eligible Assignees procured by Avnet; provided, however, that if Avnet elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to remove or replace, as the case may be, all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04. Avnet shall
(x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of removal or replacement (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to purchase participation interests in any L/C Obligation or Swing Line Loans then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption Agreement with respect to such Lender's Commitment and outstanding Credit Extensions. The Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and/or Pro Rata Shares resulting from any such removal or replacement.

      (b) In order to make all the Lenders' interests in any outstanding Credit Extensions ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, the Borrowers shall pay or prepay, if necessary, on the effective date thereof, all outstanding Committed Loans of all Lenders, together with any amounts due under Section 3.05. The Borrowers may then request Committed Loans from the Lenders in


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
accordance with their revised Pro Rata Shares. The Borrowers may net any payments required hereunder against any funds being provided by any Lender or Eligible Assignee replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

      (c) This section shall supersede any provision in Section 9.01 to the contrary.

      9.19  GOVERNING LAW.

      (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN, NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

      9.20 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


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      9.21  JUDGMENT CURRENCY.

      (a) The Borrowers' obligation hereunder and under the other Loan Documents to make payments in Dollars or any other applicable currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the L/C Issuer, the Swing Line Lender or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If for the purpose of obtaining or enforcing judgment against any Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

      (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

      (c) For purposes of determining any rate of exchange for this Section 9.21, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                 (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                  AVNET, INC., as a Borrower



                                  By: /s/ Raymond Sadowski
                                      -----------------------------------------
                                  Name:  Raymond Sadowski
                                         --------------------------------------
                                  Title: Senior Vice President, Chief Financial
                                         --------------------------------------
                                         Officer and Assistant Secretary
                                         --------------------------------------


                (Signature Page to Credit Agreement (Multi-Year))

                                      BANK OF AMERICA, N.A., as
                                      Administrative Agent, a Lender, L/C
                                      Issuer and the Swing Line Lender


                                      By: /s/ Jouni Korhonen
                                         --------------------------------------
                                      Name:  Jouni Korhonen
                                             ----------------------------------
                                      Title: Managing Director
                                             ----------------------------------

                (Signature Page to Credit Agreement (Multi-Year))

                                      ABN AMRO BANK N.V., as a Lender



                                      By: /s/ Peter Hsu
                                         --------------------------------------
                                      Name:  Peter Hsu
                                             ----------------------------------
                                      Title: Vice President
                                             ----------------------------------




                                      ABN AMRO BANK N.V., as a Lender



                                      By: /s/ Xiaochuan Zhang
                                         --------------------------------------
                                      Name:  Xiaochuan Zhang
                                             ----------------------------------
                                      Title: Assistant Vice President
                                             ----------------------------------



                (Signature Page to Credit Agreement (Multi-Year))

                                      THE BANK OF NOVA SCOTIA, as a Lender



                                      By: /s/ Maarten Van Otterloo
                                         --------------------------------------
                                      Name:  Maarten Van Otterloo
                                             ----------------------------------
                                      Title: Managing Director
                                             ----------------------------------


                (Signature Page to Credit Agreement (Multi-Year))

                                      BANK OF TOKYO-MITSUBISHI TRUST COMPANY
                                      -- NEW YORK BRANCH, as a Lender



                                      By: /s/ Catherine Moeser
                                         --------------------------------------
                                      Name:  Catherine Moeser
                                             ----------------------------------
                                      Title: Vice President
                                             ----------------------------------


                (Signature Page to Credit Agreement (Multi-Year))

                                      BANK ONE, NA, as a Lender



                                      By: /s/ Joseph R. Perdenza
                                         --------------------------------------
                                      Name:  Joseph R. Perdenza
                                             ----------------------------------
                                      Title: Assistant Vice President
                                             ----------------------------------


                (Signature Page to Credit Agreement (Multi-Year))

                                      CREDIT SUISSE FIRST BOSTON, as a Lender



                                      By: /s/ Vitaly G. Butenko
                                         --------------------------------------
                                      Name:  Vitaly G. Butenko
                                             ----------------------------------
                                      Title: Asst. Vice President
                                             ----------------------------------




                                      CREDIT SUISSE FIRST BOSTON, as a Lender



                                      By: /s/ Jeffrey Bernstein
                                         --------------------------------------
                                      Name:  Jeffrey Bernstein
                                             ----------------------------------
                                      Title: Vice President
                                             ----------------------------------



                (Signature Page to Credit Agreement (Multi-Year))

                                      FIRST UNION NATIONAL BANK, as a Lender



                                      By: /s/ George L. Woolsey
                                         --------------------------------------
                                      Name:  George L. Woolsey
                                             ----------------------------------
                                      Title: Vice President
                                             ----------------------------------

                (Signature Page to Credit Agreement (Multi-Year))

                                      FLEET NATIONAL BANK, as a Lender



                                      By: /s/ Steven J. Melicharek
                                         --------------------------------------
                                      Name:  Steven J. Melicharek
                                             ----------------------------------
                                      Title: S. V. P.
                                             ----------------------------------


                (Signature Page to Credit Agreement (Multi-Year))

                                      KBC BANK, N.V., as a Lender



                                      By: /s/ Jean-Pierre Diels
                                         --------------------------------------
                                      Name:  Jean-Pierre Diels
                                             ----------------------------------
                                      Title: First Vice President
                                             ----------------------------------




                                      KBC BANK, N.V., as a Lender



                                      By: /s/ Eric Raskin
                                         --------------------------------------
                                      Name:  Eric Raskin
                                             ----------------------------------
                                      Title: Vice President
                                             ----------------------------------


                (Signature Page to Credit Agreement (Multi-Year))

                                      NATEXIS BANQUES POPULAIRES, as a Lender



                                      By: /s/ Nicolas Regent
                                         --------------------------------------
                                      Name:  Nicolas Regent
                                             ----------------------------------
                                      Title: VP Multinational
                                             ----------------------------------




                                      NATEXIS BANQUES POPULAIRES, as a Lender



                                      By: /s/ Christine Dirringer
                                         --------------------------------------
                                      Name:  Christine Dirringer
                                             ----------------------------------
                                      Title: VP - Multinational Group
                                             ----------------------------------


                (Signature Page to Credit Agreement (Multi-Year))

                                      THE NORTHERN TRUST COMPANY, as a Lender



                                      By: /s/ Nicole D. Boehm
                                         --------------------------------------
                                      Name:  Nicole D. Boehm
                                             ----------------------------------
                                      Title: Second Vice President
                                             ----------------------------------

                (Signature Page to Credit Agreement (Multi-Year))

                                      SKANDINAVISKA ENSKILDA BANKEN AB
                                      (PUBL), as a Lender



                                      By: /s/ Patrik Soderlund
                                         --------------------------------------
                                      Name:  Patrik Soderlund
                                             ----------------------------------
                                      Title: Client Executive
                                             ----------------------------------


                (Signature Page to Credit Agreement (Multi-Year))

                                      STANDARD CHARTERED BANK, as a Lender



                                      By: /s/ Alan Babcock
                                         --------------------------------------
                                      Name:  Alan Babcock
                                             ----------------------------------
                                      Title: Senior Vice President
                                             ----------------------------------


                (Signature Page to Credit Agreement (Multi-Year))

                                      UNICREDITO ITALIANO, NEW YORK BRANCH,
                                      as a Lender



                                      By: /s/ Luciano Cenedese
                                         --------------------------------------
                                      Name:  Luciano Cenedese
                                             ----------------------------------
                                      Title: First Vice President
                                             ----------------------------------


                                      By: /s/ Saiyed Abbas
                                         --------------------------------------
                                      Name:     Saiyed Abbas
                                             ----------------------------------
                                      Title:          Vice President
                                             ----------------------------------


                (Signature Page to Credit Agreement (Multi-Year))
                                      S-15